As filed with the Securities and Exchange Commission on March 17, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Goodyear Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Ohio	3011	34-0253240
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Innovation Way Akron, Ohio 44316-0001 (330) 796-2121 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David E. Phillips

Senior Vice President and General Counsel

The Goodyear Tire & Rubber Company

200 Innovation Way

Akron, Ohio 44316-0001

(330) 796-2121

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

SEE TABLE OF ADDITIONAL REGISTRANTS

With copies to:

David H. Engvall

Covington & Burling LLP

One CityCenter, 850 Tenth Street, NW

Washington, DC 20001

(202) 662-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employee Identification Number	Address of Registrant’s Principal Executive Offices	Address of Agent for Service
Celeron Corporation	Delaware	3011	51-0269149	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 (800) 927-9800

Cooper International Holding Corporation	Delaware	3011	75-2035615	701 Lima Avenue, Findlay, Ohio 45840 (419) 423-1321	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (302) 658-7581

Cooper Receivables LLC	Delaware	3011	20-5258270	701 Lima Avenue, Findlay, Ohio 45840 (419) 423-1321	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (302) 658-7581

Cooper Tire & Rubber Company	Delaware	3011	34-4297750	701 Lima Avenue, Findlay, Ohio 45840 (419) 423-1321	Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 (800) 927-9800

Cooper Tire & Rubber Company Vietnam Holding, LLC	Delaware	3011	83-2795952	701 Lima Avenue, Findlay, Ohio 45840 (419) 423-1321	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (302) 658-7581

Cooper Tire Holding Company	Ohio	3011	34-1961810	701 Lima Avenue, Findlay, Ohio 45840 (419) 423-1321	CT Corporation System, 4400 Easton Commons Way, Suite 125, Columbus, Ohio 43219 (614) 621-1919

Divested Companies Holding Company	Delaware	3011	51-0304855	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 (800) 927-9800

Divested Litchfield Park Properties, Inc.	Arizona	3011	51-0304856	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company, 8825 N. 23rd Avenue, Suite 100, Phoenix, Arizona 85021 (800) 927-9800

Goodyear Canada Inc.	Ontario, Canada	3011	Not applicable	450 Kipling Avenue, Toronto, Ontario M8Z 5E1 Canada (416) 201-4300	Secretary 450 Kipling Avenue, Toronto, Ontario M8Z 5E1 Canada (416) 201-4300

Goodyear Export Inc.	Delaware	3011	26-2890770	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 (800) 927-9800

Goodyear Farms, Inc.	Arizona	3011	86-0056985	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company, 8825 N. 23rd Avenue, Suite 100, Phoenix, Arizona 85021 (800) 927-9800

Goodyear International Corporation	Delaware	3011	34-0253255	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 (800) 927-9800

Goodyear Western Hemisphere Corporation	Delaware	3011	34-0736571	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 (800) 927-9800

Max-Trac Tire Co., Inc.	Ohio	3011	34-0932669	4651 Prosper Road Stow, Ohio 44224 (330) 928-9092	CT Corporation System, 4400 Easton Commons Way, Suite 125, Columbus, Ohio 43219 (614) 621-1919

Mickey Thompson Performance Racing Inc.	Ohio	3011	20-3856121	4651 Prosper Road Stow, Ohio 44224 (330) 928-9092	CT Corporation System, 4400 Easton Commons Way, Suite 125, Columbus, Ohio 43219 (614) 621-1919

Raben Tire Co., LLC	Indiana	3011	35-1162941	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company, 135 North Pennsylvania Street, Suite 1610, Indianapolis, Indiana 46204 (800) 927-9800

T&WA, Inc.	Kentucky	3011	62-1723160	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company, 421 West Main Street, Frankfort, Kentucky 40601 (800) 927-9800

Wingfoot Brands LLC	Delaware	3011	87-4040423	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 (800) 927-9800

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 17, 2022

PROSPECTUS

Offers to Exchange

$850,000,000 Outstanding 5.000% Senior Notes due 2029

for Registered 5.000% Senior Notes due 2029

and

$600,000,000 Outstanding 5.250% Senior Notes due 2031

for Registered 5.250% Senior Notes due 2031

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, all of our outstanding unregistered 5.000% Senior Notes due 2029 (the “2029 Restricted Notes”) for an equivalent principal amount of our registered 5.000% Senior Notes due 2029 (the “2029 Exchange Notes”), and all of our outstanding unregistered 5.250% Senior Notes due 2031 (the “2031 Restricted Notes”) for an equivalent principal amount of our registered 5.250% Senior Notes due 2031 (the “2031 Exchange Notes”), such offers referred to herein, collectively, as the “Exchange Offers.” The 2029 Restricted Notes and the 2031 Restricted Notes are collectively referred to as the “Restricted Notes” and the 2029 Exchange Notes and the 2031 Exchange Notes are collectively referred to as the “Exchange Notes.”

The Exchange Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured obligations and senior to any of our future subordinated indebtedness. The Exchange Notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the assets securing that indebtedness. The Exchange Notes will be guaranteed by our wholly owned U.S. and Canadian subsidiaries that also guarantee our obligations under certain of our senior secured credit facilities and senior unsecured notes (such guarantees, the “Guarantees”; and, such guaranteeing subsidiaries, the “Subsidiary Guarantors”). All references to the Exchange Notes and Restricted Notes include references to the related guarantees, as appropriate. See “Description of the Exchange Notes—Guarantees.”

The Exchange Offers are subject to customary closing conditions and will expire at 5:00 p.m., New York City time, on                , 2022 (the “Expiration Date”), unless extended.

We issued the Restricted Notes in transactions not requiring registration under the Securities Act of 1933, as amended (the “Securities Act”) and, as a result, their transfer is restricted. We are making the Exchange Offers to satisfy your registration rights as a holder of the Restricted Notes. We will not receive any proceeds from the Exchange Offers. The terms of the Exchange Notes are identical to the terms of the Restricted Notes of the same series, except that the Exchange Notes are registered under the Securities Act and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP number from the Restricted Notes of the same series and will not entitle their holders to registration rights. The Exchange Notes, together with any Restricted Notes of the same series that are not exchanged in the Exchange Offers, will be governed by the same indenture, constitute the same class of debt securities for the purposes of such indenture and vote together on all matters.

Each holder of Restricted Notes wishing to accept Exchange Notes in the Exchange Offers must deliver the Restricted Notes to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of Restricted Notes by book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called “The Exchange Offers” in this prospectus and in the accompanying letter of transmittal.

Each broker-dealer that receives the Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See “Plan of Distribution.” The Exchange Notes will not be listed on any securities exchange or for quotation through any automated dealer quotation system.

See “Risk Factors” beginning on page 11 for a discussion of risk factors that you should carefully consider before deciding to exchange your Restricted Notes for Exchange Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022

IF YOU ARE RESIDENT IN ANY PROVINCE OR TERRITORY OF CANADA, PLEASE SEE “THE EXCHANGE OFFERS – NOTICE REGARDING CANADIAN SECURITIES LAWS COMPLIANCE.”

ABOUT THIS PROSPECTUS

It is important that you read and consider all of the information contained in this prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

The terms “Goodyear,” “Company” and “we,” “us” or “our” as used herein refer to The Goodyear Tire & Rubber Company together with its consolidated domestic and foreign subsidiary companies, and the term “The Goodyear Tire & Rubber Company” as used herein refers to The Goodyear Tire & Rubber Company exclusive of its subsidiaries, in each case unless otherwise indicated or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. The information contained on the SEC’s website is not incorporated by reference into this prospectus, except as expressly set forth under the caption “Incorporation of Certain Documents by Reference.” Our SEC filings are also available through our website (http://www.goodyear.com). The contents of our website are not part of, and shall not be deemed incorporated by reference in, this prospectus. Our internet address is included in this document as an inactive textual reference only.

i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” documents that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents that have been filed with the SEC (other than any portion of such filings that is furnished under applicable SEC rules rather than filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, including the portions of our proxy statement on Schedule 14A incorporated by reference therein (“2021 Form 10-K”); and

•	Our Current Reports on Form 8-K (and/or amendments thereto) filed on May 13, 2021 (excluding Exhibit 99.3 thereto), June 7, 2021 (excluding Exhibit 99.4 thereto), February 16, 2022 and March 17, 2022.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering of all securities under this prospectus, shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (http://www.goodyear.com) is not incorporated into this prospectus.

You may request a copy of any documents incorporated by reference herein at no cost by writing or telephoning us at:

The Goodyear Tire & Rubber Company

200 Innovation Way

Akron, Ohio 44316-0001

Attention: Investor Relations

Telephone number: 330-796-3751

In order to ensure timely delivery, you must make such request no later than five business days before the expiration of the Exchange Offers. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on assumptions and beliefs that we believe to be reasonable; however, assumed facts almost always vary from actual results and the differences between assumed facts and actual results can be material depending upon the circumstances. Where we or our management express an expectation or belief as to future results, that expectation or belief is expressed in good faith and based on assumptions believed to have a reasonable basis. We cannot assure you, however, that the stated expectation or belief will occur or be achieved or accomplished. All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, capital expenditures, liquidity and capital resources, pending acquisitions, recent acquisitions and divestitures, project costs and plans and objectives of management for future operations are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “estimate,” “expect,” “intend” and “project,” as well as other words or expressions of similar meaning, are intended to identify forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or, in the case of information incorporated by reference herein, as of the date of the document in which such information appears. Such statements are based on current expectations and assumptions, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including:

•	there are risks and uncertainties regarding our acquisition of Cooper Tire & Rubber Company (“Cooper Tire”) and our ability to achieve the expected benefits of such acquisition;

•	our future results of operations, financial condition and liquidity may be adversely impacted by the COVID-19 pandemic, and that impact may be material;

•	raw material cost increases may materially adversely affect our operating results and financial condition;

•

we are experiencing inflationary cost pressures, including with respect to wages, benefits, transportation and energy costs, that may materially adversely affect our operating results and financial condition;

•	delays or disruptions in our supply chain or in the provision of services, including utilities, to us could result in increased costs or disruptions in our operations;

•	changes to tariffs, trade agreements or trade restrictions may materially adversely affect our operating results;

•	if we do not successfully implement our strategic initiatives, our operating results, financial condition and liquidity may be materially adversely affected;

•	we face significant global competition and our market share could decline;

•

deteriorating economic conditions in any of our major markets, or an inability to access capital markets or third-party financing when necessary, may materially adversely affect our operating results, financial condition and liquidity;

•

if we experience a labor strike, work stoppage, labor shortage or other similar event at the Company or its joint ventures, our business, results of operations, financial condition and liquidity could be materially adversely affected;

•	financial difficulties, work stoppages, labor shortages, supply disruptions or economic conditions affecting our major original equipment customers, dealers or suppliers could harm our business;

•	our capital expenditures may not be adequate to maintain our competitive position and may not be implemented in a timely or cost-effective manner;

•	our international operations have certain risks that may materially adversely affect our operating results, financial condition and liquidity;

•	we have foreign currency translation and transaction risks that may materially adversely affect our operating results, financial condition and liquidity;

•

our long term ability to meet our obligations, to repay maturing indebtedness or to implement strategic initiatives may be dependent on our ability to access capital markets in the future and to improve our operating results;

•	we have a substantial amount of debt, which could restrict our growth, place us at a competitive disadvantage or otherwise materially adversely affect our financial health;

•

any failure to be in compliance with any material provision or covenant of our debt instruments, or a material reduction in the borrowing base under our revolving credit facility, could have a material adverse effect on our liquidity and operations;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly;

•	we have substantial fixed costs and, as a result, our operating income fluctuates disproportionately with changes in our net sales;

•	we may incur significant costs in connection with our contingent liabilities and tax matters;

•

our reserves for contingent liabilities and our recorded insurance assets are subject to various uncertainties, the outcome of which may result in our actual costs being significantly higher than the amounts recorded;

•

environmental issues, including climate change, or legal, regulatory or market measures to address environmental issues, may negatively affect our business and operations and cause us to incur significant costs;

•	we are subject to extensive government regulations that may materially adversely affect our operating results;

•

we may be adversely affected by any disruption in, or failure of, our information technology systems due to computer viruses, unauthorized access, cyber-attack, natural disasters or other similar disruptions;

•	we may not be able to protect our intellectual property rights adequately;

•	if we are unable to attract and retain key personnel, our business could be materially adversely affected; and

•

we may be impacted by economic and supply disruptions associated with events beyond our control, such as war, acts of terror, political unrest, public health concerns, labor disputes or natural disasters.

It is not possible to foresee or identify all such factors. We will not revise or update any forward-looking statement or disclose any facts, events or circumstances that occur after the date hereof that may affect the accuracy of any forward-looking statement.

With this in mind, you should carefully consider the risks discussed under the heading “Risk Factors” in this prospectus, as well as those contained in our 2021 Form 10-K, in addition to the other information contained or incorporated by reference into this prospectus.

SUMMARY

This summary highlights some of the information contained in this prospectus and does not contain all of the information that may be important to you. You should read the following summary together with the more detailed information appearing elsewhere in this prospectus including the section entitled “Risk Factors” beginning on page 11 and the financial statements and related notes and other information incorporated by reference in this prospectus. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Overview of Goodyear

We are one of the world’s leading manufacturers of tires, engaging in operations in most regions of the world. In 2021, our net sales were $17,478 million and Goodyear net income was $764 million. We develop, manufacture, distribute and sell tires for most applications. We also manufacture and sell rubber-related chemicals for various applications. We are one of the world’s largest operators of commercial truck service and tire retreading centers. We operate approximately 1,000 retail outlets where we offer our products for sale to consumer and commercial customers and provide repair and other services. We manufacture our products in 57 manufacturing facilities in 23 countries, including the United States, and we have marketing operations in almost every country around the world. We employ approximately 72,000 full-time and temporary associates worldwide.

We operate our business through three operating segments representing our regional tire businesses: Americas; Europe, Middle East and Africa (“EMEA”); and Asia Pacific.

Our principal business is the development, manufacture, distribution and sale of tires and related products and services worldwide. We manufacture and sell numerous lines of rubber tires for:

•	automobiles

•	trucks

•	buses

•	aircraft

•	motorcycles

•	earthmoving and mining equipment

•	farm implements

•	industrial equipment, and

•	various other applications.

In each case, our tires are offered for sale to vehicle manufacturers for mounting as original equipment and for replacement worldwide. We manufacture and sell tires under the Goodyear, Cooper, Dunlop, Kelly, Debica, Sava, Fulda, Mastercraft and Roadmaster brands and various “house” brands, and the private-label brands of certain customers. In certain geographic areas we also:

•	retread truck, aviation and off-the-road tires,

•	manufacture and sell tread rubber and other tire retreading materials,

•	sell chemical products, and/or

•	provide automotive and commercial repair services and miscellaneous other products and services.

Our principal products are new tires for most applications. Approximately 85% of our sales in 2021, 84% in 2020 and 85% in 2019 were for tire units. Sales of chemical products to unaffiliated customers were 3% of our consolidated sales in each of 2021, 2020 and 2019 (6%, 5% and 5% of Americas total sales in 2021, 2020 and 2019, respectively).

New tires are sold under highly competitive conditions throughout the world. On a worldwide basis, we have two major competitors: Bridgestone (based in Japan) and Michelin (based in France). Other significant competitors include Continental, Hankook, Kumho, Nexen, Pirelli, Sumitomo, Toyo, Yokohama and various regional tire manufacturers.

We compete with other tire manufacturers on the basis of product design, performance, price and terms, reputation, warranty terms, customer service and consumer convenience. Goodyear, Cooper and Dunlop branded tires enjoy a high recognition factor and have a reputation for performance and product design. The Kelly, Mastercraft, Roadmaster, Debica, Sava and Fulda brands and various house brand tire lines offered by us, and tires manufactured and sold by us to private brand customers, compete primarily on the basis of value and price.

The Goodyear Tire & Rubber Company is an Ohio corporation organized in 1898. Our principal executive offices are located at 200 Innovation Way, Akron, Ohio 44316-0001. Our telephone number at that address is (330) 796-2121.

The Cooper Tire Acquisition

On June 7, 2021 (the “Closing Date”), The Goodyear Tire & Rubber Company acquired Cooper Tire through a merger of our wholly owned subsidiary with and into Cooper Tire, with Cooper Tire surviving such merger as a wholly owned subsidiary (the “Merger”). In connection with the Merger, we paid approximately $2.2 billion in cash and issued approximately 46.1 million shares of our common stock in the aggregate as the merger consideration. We financed the Merger and related transaction costs with (i) available cash, (ii) the approximately $1,435,500,000 net proceeds from the sale of the Restricted Notes and (iii) borrowings under our U.S. first lien revolving credit facility.

For additional information regarding the Merger, see our Current Report on Form 8-K filed with the SEC on June 7, 2021 and our 2021 Form 10-K, which are incorporated by reference herein.

The Unaudited Pro Forma Condensed Combined Statement of Operations of Goodyear giving effect to the Merger as if it had occurred on January 1, 2021 is included in our Current Report on Form 8-K filed with the SEC on March 17, 2022, which is incorporated by reference herein. The Unaudited Pro Forma Condensed Combined Statement of Operations incorporated by reference herein is presented for illustrative purposes only, is based on numerous adjustments, assumptions and estimates, is subject to numerous other uncertainties and does not purport to reflect what the combined company’s results of operations would have been had the Merger been completed as of the date assumed for purposes of that financial statement, nor does it reflect the results of operations of the combined company following the Merger.

The Exchange Offers

On May 18, 2021, we completed a private offering of the Restricted Notes. Concurrently with the private offering, we entered into registration rights agreements (the “Registration Rights Agreements”) pursuant to which we agreed, among other things, to file the registration statement of which this prospectus is a part. The following is a summary of the Exchange Offers. For more information please see “The Exchange Offers.”

The Exchange Offers	We are offering to exchange up to $850,000,000 aggregate principal amount of the 2029 Exchange Notes which have been registered under the Securities Act for any and all of the outstanding $850,000,000 aggregate principal amount of 2029 Restricted Notes.

We are also offering to exchange up to $600,000,000 aggregate principal amount of the 2031 Exchange Notes which have been registered under the Securities Act for any and all of the outstanding $600,000,000 aggregate principal amount of 2031 Restricted Notes.

Restricted Notes may be exchanged only in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof. Exchange Notes will be issued only in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof.

CUSIPS	The CUSIP numbers for the 2029 Restricted Notes are 382550BL4 (Rule 144A) and U38255AN2 (Regulation S). The CUSIP number for the 2029 Exchange Notes is 382550BN0.

The CUSIP numbers for the 2031 Restricted Notes are 382550BP5 (Rule 144A) and U38255AP7 (Regulation S). The CUSIP number for the 2031 Exchange Notes is 382550BR1.

Expiration Dates	The Exchange Offers will expire at 5:00 p.m., New York City time, on , 2022, unless extended by us. See “The Exchange Offers—Expiration Date; Extensions, Amendments.”

Conditions to the Exchange Offers	Despite any other term of the Exchange Offers, the Company will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Restricted Notes and it may terminate or amend the Exchange Offers as provided in this prospectus prior to the Expiration Date if in its reasonable judgment:

•	the Exchange Offers or the making of any exchange by a holder violates any applicable law or interpretation of the SEC;

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the Exchange Offers that, in our judgment, would reasonably be expected to impair our ability to proceed with the Exchange Offers; or

•

any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in our good faith determination, does not permit us to effect either of the Exchange Offers.

The Company expressly reserves the right to amend or terminate the Exchange Offers and to reject for exchange any outstanding Restricted Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the Exchange Offers specified above. The Company will give oral or written notice of any extension, amendment, non-acceptance or termination of the Exchange Offers to the holders of the outstanding Restricted Notes as promptly as practicable.

These conditions are for our sole benefit, and the Company may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the Expiration Date in our sole discretion.

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the Exchange Offers without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not our affiliate within the meaning of Rule 405 of the Securities Act;

•

you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes; and

•	you are acquiring the Exchange Notes in the ordinary course of your business.

If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business:

You cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, and similar no-action letters; and in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction of the Exchange Notes, in which case the registration statement must contain the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC.

This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding Restricted Notes as a result of market-making activities or other trading activities may participate in the Exchange Offers.

Each broker-dealer that receives Exchange Notes for its own account in exchange for outstanding Restricted Notes, where such outstanding Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read “Plan of Distribution” for more details regarding the transfer of Exchange Notes.

Resale of the Exchange Notes	If you wish to participate in the Exchange Offers, sign and date the letter of transmittal that was delivered with this prospectus in accordance with the instructions, and deliver the letter of transmittal, along with the Restricted Notes and any other required documentation, to the exchange agent. Alternatively, you can tender your outstanding Restricted Notes by following the procedures for book-entry transfer, as described in this prospectus. See “The Exchange Offers—Procedures for Tendering Restricted Notes.” By executing the letter of transmittal or by transmitting an agent’s message (as defined below) in lieu thereof, you will represent to us that, among other things:

•	the Exchange Notes you receive will be acquired in the ordinary course of your business;

•	you are not participating, and you have no arrangement with any person or entity to participate, in the distribution of the Exchange Notes;

•

you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours, or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our “affiliates” to distribute the Exchange Notes; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

If the exchange offeree is a broker-dealer holding Restricted Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Restricted Notes pursuant to the Exchange Offers. See “Plan of Distribution.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such Restricted Notes in the Exchange Offers, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus. See “The Exchange Offers—Procedures for Tendering Restricted Notes.”

Withdrawal Rights	Except as otherwise provided in this prospectus, you may withdraw your tender of Restricted Notes at any time prior to the Expiration Date.

Effect on Holders of Restricted Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding Restricted Notes pursuant to the terms of, the Exchange Offers, the Company will have fulfilled its obligation to consummate Exchange Offers for the Restricted Notes under the Registration Rights Agreements. If you do not tender your Restricted Notes in the Exchange Offers, you will continue to be entitled to all the rights and limitations applicable to the outstanding Restricted Notes as set forth in the indenture governing the Restricted Notes, except the Company will not have any further obligation to you to provide for the exchange and registration of untendered outstanding Restricted Notes under the Registration Rights Agreements. As a result of the transfer restrictions and the availability of Exchange Notes, the market for the Restricted Notes is likely to be much less liquid after these Exchange Offers are completed.

Consequences of Failure to Exchange	All untendered outstanding Restricted Notes will continue to be subject to the restrictions on transfer set forth in the outstanding Restricted Notes and in the related indenture. In general, the outstanding Restricted Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the Exchange Offers, the Company does not currently anticipate that it will register the outstanding Restricted Notes under the Securities Act.

Broker-Dealers	Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes, where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Material United States Federal Income Tax Consequences	The exchange of Outstanding Notes for Exchange Notes in the Exchange Offers will not constitute a taxable event to holders for United States federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. See “Use of Proceeds.”

Exchange Agent	Computershare Trust Company, N.A. is serving as exchange agent in connection with the Exchange Offers. Its address, telephone number and facsimile number are listed in “The Exchange Offers—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the respective series of Exchange Notes.

The Exchange Notes are identical to the Restricted Notes, except that the Exchange Notes have been registered under the Securities Act and will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes. The Exchange Notes will evidence the same debt as the Restricted Notes and be entitled to the benefits of the indentures governing the Restricted Notes.

The Company	The Goodyear Tire & Rubber Company, an Ohio corporation.

Exchange Notes Offered	Up to $850,000,000 aggregate principal amount of 2029 Exchange Notes in exchange for an identical principal amount of the 2029 Restricted Notes.

Up to $600,000,000 aggregate principal amount of 2031 Exchange Notes in exchange for an identical principal amount of the 2031 Restricted Notes.

Maturity Date	July 15, 2029 for the 2029 Exchange Notes.

July 15, 2031 for the 2031 Exchange Notes.

Interest Rate	5.000% per annum for the 2029 Exchange Notes.

5.250% per annum for the 2031 Exchange Notes.

Interest Payment Dates	January 15 and July 15 of each year. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or provided for on the Restricted Notes.

Ranking	The Exchange Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured obligations and senior to any of our future subordinated indebtedness. The Exchange Notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the assets securing that indebtedness. The Guarantees will be senior unsecured obligations of the Subsidiary Guarantors and will rank equally in right of payment with all existing and future senior unsecured obligations of our Subsidiary Guarantors. The Guarantees will be effectively subordinated to existing and future secured indebtedness of the Subsidiary Guarantors to the extent of the assets securing that indebtedness.

The Exchange Notes are structurally subordinated to all of the existing and future debt and other liabilities, including trade payables, of our subsidiaries that do not guarantee the Exchange Notes (the

“Non-Guarantor Subsidiaries”). The Non-Guarantor Subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the Exchange Notes or to make funds available to pay those amounts.

Guarantees	The Exchange Notes will be guaranteed, jointly and severally, on a senior unsecured basis, by the Subsidiary Guarantors, which consist of our wholly owned U.S. and Canadian subsidiaries that also guarantee our obligations under certain of our senior secured credit facilities and senior unsecured notes. The Guarantee of a Subsidiary Guarantor is subject to release under certain circumstances, including if such Subsidiary Guarantor no longer guarantees any indebtedness of The Goodyear Tire & Rubber Company or another Subsidiary Guarantor (other than such indebtedness the outstanding principal amount of which, in the aggregate, does not exceed $100 million). See “Description of the Exchange Notes—Subsidiary Guarantees” and “—Certain Covenants—Future Subsidiary Guarantors.”

If the Exchange Notes of a series are assigned an investment grade rating by at least two of Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings, an S&P Financial Services LLC business (“S&P”), and Fitch Ratings, Inc. (“Fitch”) and no default or event of default has occurred and is continuing with respect to such Exchange Notes, we may elect to suspend the Guarantees and our future subsidiary guarantors covenant will be suspended with respect to such Exchange Notes. If both (a) one or more ratings on such Exchange Notes subsequently declines to below investment grade, resulting in such Exchange Notes no longer having an investment grade rating from at least two of Moody’s, S&P and Fitch, and (b) the terms of any other debt securities of The Goodyear Tire & Rubber Company or any of its subsidiaries in an aggregate principal amount of greater than $100 million then outstanding include a future subsidiary guarantors covenant (that is substantially the same as the covenant described under “Description of the Exchange Notes—Certain Covenants—Future Subsidiary Guarantors”) that was previously suspended and that has become applicable upon a substantially concurrent reversion as a result of substantially the same ratings downgrade with respect to such debt securities, then the Guarantees and our future subsidiary guarantors covenant will be reinstated with respect to such Exchange Notes.

Optional Redemption

At our option, prior to (i) April 15, 2029 (the date that is three months prior to their maturity date), with respect to the 2029 Exchange Notes, and (ii) April 15, 2031 (the date that is three months prior to their maturity date), with respect to the 2031 Exchange Notes, we may redeem some or all of such Exchange Notes, at any time and from time to time, at the applicable redemption price for such series of Exchange Notes set forth in this prospectus plus accrued and unpaid interest, if any. Commencing (i) April 15, 2029 (the date that is three months prior to their maturity date), with respect to the 2029

Exchange Notes, and (ii) April 15, 2031 (the date that is three months prior to their maturity date), with respect to the 2031 Exchange Notes, we may redeem some or all of such Exchange Notes, at any time and from time to time, at a redemption price equal to the principal amount of the Exchange Notes being redeemed plus accrued and unpaid interest, if any. The applicable redemption prices for each series of Exchange Notes are described under “Description of the Exchange Notes—Optional Redemption.”

Change of Control	If we experience a change of control triggering event as described in the indenture governing the Exchange Notes, we will be required to make an offer to repurchase the Exchange Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. See “Description of the Exchange Notes—Change of Control Triggering Event.”

Certain Covenants	The indentures governing the Exchange Notes contain covenants that limit our ability and the ability of certain of our subsidiaries to, among other things:

•	incur certain liens;

•	enter into certain sale/leaseback transactions; and

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets.

These covenants are subject to a number of important exceptions and qualifications. See “Description of Exchange Notes—Certain Covenants.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. See “Use of Proceeds.”

Book-Entry Form	The Exchange Notes will be issued in book-entry form and will be represented by permanent global certificates deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company, commonly known as DTC. Beneficial interests in any of the Exchange Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Such interests may not be exchanged for certificated Exchange Notes, except in limited circumstances.

Risk Factors	See “Risk Factors.”

RISK FACTORS

You should carefully consider the risks described below and all of the information contained in and incorporated by reference in this prospectus before deciding whether to participate in the Exchange Offer. In particular, you should carefully consider the matters discussed under “Risk Factors” in our 2021 Form 10-K, which is incorporated by reference in this prospectus. The risks described below or in documents incorporated by reference herein also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Exchange Notes

The Exchange Notes and the Guarantees will be effectively subordinated to all of the existing and future secured debt of The Goodyear Tire & Rubber Company and the Subsidiary Guarantors. They will also be structurally subordinated to all indebtedness and other obligations of the Non-Guarantor Subsidiaries.

The Exchange Notes and the Guarantees will constitute senior unsecured obligations of The Goodyear Tire & Rubber Company and the Subsidiary Guarantors. As a result, the Exchange Notes and the Guarantees will be effectively subordinated to all of the existing and future secured debt of The Goodyear Tire & Rubber Company and the Subsidiary Guarantors, in each case to the extent of the value of the collateral securing such debt. In the event of any liquidation, dissolution, bankruptcy, reorganization or other similar proceeding of The Goodyear Tire & Rubber Company or any of the Subsidiary Guarantors, the assets of The Goodyear Tire & Rubber Company or such Subsidiary Guarantor will be available to pay obligations on the Exchange Notes only after all secured debt of The Goodyear Tire & Rubber Company or such Subsidiary Guarantor has been paid in full. There may be no assets remaining after the claims of the lenders of such secured debt have been satisfied in full.

The Exchange Notes and the Guarantees will be structurally subordinated to all of the existing and future debt and other liabilities, including trade payables, of the Non-Guarantor Subsidiaries. The Non-Guarantor Subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the Exchange Notes or to make funds available to pay those amounts. Certain Non-Guarantor Subsidiaries are limited in their ability to remit funds to us by means of dividends, advances or loans due to required foreign government and/or currency exchange board approvals or limitations in credit agreements or other debt instruments of those subsidiaries.

As of December 31, 2021, The Goodyear Tire & Rubber Company and the Subsidiary Guarantors had total assets of $13,567 million (including receivables due from Non-Guarantor Subsidiaries of $1,618 million). As of December 31, 2021, the Non-Guarantor Subsidiaries had total assets of $11,824 million.

For the year ended December 31, 2021, The Goodyear Tire & Rubber Company and the Subsidiary Guarantors generated net sales of $9,549 million and Goodyear net income of $542 million. For the year ended December 31, 2021, the Non-Guarantor Subsidiaries generated net sales of $10,297 million and Goodyear net income of $360 million.

The above summarized financial information as of and for the year ended December 31, 2021 for The Goodyear Tire & Rubber Company and the Subsidiary Guarantors is presented on a combined basis after elimination of (i) intercompany transactions and balances among The Goodyear Tire & Rubber Company and the Subsidiary Guarantors and (ii) equity in earnings from and investments in any Non-Guarantor Subsidiary. The above summarized financial information and as of and for the year ended December 31, 2021 for the Non-Guarantor Subsidiaries is presented on a combined basis after elimination of intercompany transactions and balances among the Non-Guarantor Subsidiaries.

Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations – Supplemental Guarantor Financial Information in our 2021 Form 10-K, where we present summarized financial information as of and for the year ended December 31, 2021 for The Goodyear Tire & Rubber Company and the Subsidiary Guarantors.

As of December 31, 2021, there was outstanding:

•	approximately $5.1 billion of senior indebtedness of The Goodyear Tire & Rubber Company, of which approximately $189 million was secured (exclusive of unused commitments under its credit agreements);

•	approximately $5.0 billion of senior indebtedness of the Subsidiary Guarantors, including guarantees of indebtedness of The Goodyear Tire & Rubber Company, of which none was secured; and

•	approximately $2.1 billion of total indebtedness of the Non-Guarantor Subsidiaries (exclusive of unused commitments under their credit agreements).

Our corporate structure may materially adversely affect our ability to meet our obligations under the Exchange Notes.

A significant portion of our consolidated assets is held by our subsidiaries. We have manufacturing or sales operations in most countries in the world, often through subsidiary companies. Our cash flow and our ability to service our debt, including the Exchange Notes, depends on the results of operations of these subsidiaries and upon the ability of these subsidiaries to make distributions of cash to us, whether in the form of dividends, loans or otherwise. In recent years, our foreign subsidiaries have been a significant source of cash flow for our business. In certain countries where we operate, transfers of funds into or out of such countries are generally or periodically subject to various restrictive governmental regulations, and there may be adverse tax consequences to such transfers. In addition, our debt instruments in certain cases place limitations on the ability of our subsidiaries to make distributions of cash to us. While the indenture governing the Exchange Notes limits our ability to enter into agreements that restrict our ability to receive dividends and other distributions from our subsidiaries, these limitations are subject to a number of significant exceptions. For example, the indenture permits us to enter into agreements that restrict our ability to receive dividends and other distributions from our subsidiaries in connection with financing our foreign subsidiaries and also permits us to keep any such restrictions that exist in agreements we had in effect as of the date of the offering of the Restricted Notes. Furthermore, our subsidiaries are separate and distinct legal entities, and none of our subsidiaries, other than the Subsidiary Guarantors, have any obligation, contingent or otherwise, to make payments on the Exchange Notes or to make any funds available for that purpose.

A court could cancel the Guarantees of the Exchange Notes under fraudulent transfer law.

Although the Guarantees will provide the holders of Exchange Notes with a direct unsecured claim against the assets of the Subsidiary Guarantors, under U.S. federal bankruptcy law and comparable provisions of U.S. state fraudulent transfer laws, in certain circumstances a court could cancel a Guarantee and order the return of any payments made thereunder to the Subsidiary Guarantor or to a fund for the benefit of its creditors.

A court might take these actions if it found, among other things, that when the Subsidiary Guarantors incurred the debt evidenced by their Guarantee (i) they received less than reasonably equivalent value or fair consideration for the incurrence of the debt and (ii) any one of the following conditions was satisfied:

•	the Subsidiary Guarantor was insolvent or rendered insolvent by reason of the incurrence;

•	the Subsidiary Guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	the Subsidiary Guarantor intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay as those debts matured.

In applying the above factors, a court would likely find that a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for its Guarantee, except to the extent that it benefited directly or indirectly from the issuance of the Exchange Notes. The determination of whether a guarantor was or was not rendered “insolvent” when it entered into its guarantee will vary depending on the law of the jurisdiction being applied. Generally, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its assets at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts, including contingent or unliquidated debts, as they mature.

If a court canceled a Guarantee, the holders of Exchange Notes would no longer have a claim against that Subsidiary Guarantor or its assets. The assets of The Goodyear Tire & Rubber Company and the assets of the remaining Subsidiary Guarantors may not be sufficient to pay the amount then due under the Exchange Notes.

Under Canadian federal bankruptcy and insolvency laws and comparable provincial laws on preferences, fraudulent conveyances or other challengeable or voidable transactions, the Guarantees could be challenged as a preference, fraudulent conveyance, transfer at undervalue or other challengeable or voidable transaction. The test to be applied varies among the different pieces of legislation, but as a general matter these types of challenges may arise in circumstances where:

•	such action was intended to defeat, hinder, delay, defraud or prejudice creditors or others;

•

such action was taken within a specified period of time prior to the commencement of proceedings under Canadian bankruptcy, insolvency or restructuring legislation in respect of a Subsidiary Guarantor, the consideration received by the Subsidiary Guarantor was conspicuously less than the fair market value of the consideration given, and the Subsidiary Guarantor was insolvent or rendered insolvent by such action and (in some circumstances, or) such action was intended to defraud, defeat or delay a creditor;

•

such action was taken within a specified period of time prior to the commencement of proceedings under Canadian bankruptcy, insolvency or restructuring legislation in respect of a Subsidiary Guarantor and such action was taken, or is deemed to have been taken, with a view to giving a creditor a preference over other creditors or, in some circumstances, had the effect of giving a creditor a preference over other creditors; or

•

a Subsidiary Guarantor is found to have acted in a manner that was oppressive, unfairly prejudicial to or unfairly disregarded the interests of any shareholder, creditor, director, officer or other interested party.

In addition, in certain insolvency proceedings a Canadian court may subordinate claims in respect of the Guarantees to other claims against a Subsidiary Guarantor under the principle of equitable subordination if the court determines that (1) the holder of Exchange Notes engaged in some type of inequitable or improper conduct, (2) the inequitable or improper conduct resulted in injury to other creditors or conferred an unfair advantage upon the holder of Exchange Notes and (3) equitable subordination is not inconsistent with the provisions of the relevant solvency statute.

The indenture governing the Exchange Notes will not include many of the covenants typically associated with comparably rated debt securities.

Although the Exchange Notes are rated below investment grade by S&P, Moody’s and Fitch as of the date of this prospectus, they lack the protection for holders of a number of restrictive covenants typically associated with comparably rated public debt securities, including limitations on the incurrence of additional indebtedness, payment of dividends and other restricted payments, sale of assets and the use of proceeds therefrom, transactions with affiliates, and dividend and other payment restrictions affecting subsidiaries.

The indenture governing the Exchange Notes will contain limited covenants, including those restricting our ability and certain of our subsidiaries’ ability to incur certain liens and to enter into certain sale/leaseback transactions. The limitation on liens and limitation on sale/leaseback transactions covenants will contain exceptions that will allow us and our subsidiaries to incur liens with respect to certain material assets. See “The Description the Exchange Notes—Certain Covenants.” In light of these exceptions, holders of the Exchange Notes may be structurally or effectively subordinated to new lenders. In addition, the covenants will not limit our ability to repurchase stock or pay dividends.

Despite the level of our indebtedness, we may still incur significantly more indebtedness. This could further increase the risks associated with our indebtedness.

Despite our current level of indebtedness, we and our subsidiaries may be able to incur significant additional indebtedness, including secured indebtedness, in the future. As of December 31, 2021, we had $4,345 million of unused availability under our various credit agreements. The terms of the indenture governing the Exchange Notes limit our ability to incur additional debt (including certain secured debt without also securing the Exchange Notes), to issue redeemable preferred stock and to enter into certain sale/leaseback transactions. However, these limitations are subject to numerous exceptions. See “Description of the Exchange Notes—Certain Covenants”. If new indebtedness is added to our and our subsidiaries’ current debt levels, the related risks that we face would be increased, and we may not be able to meet all our debt obligations, including repayment of the Exchange Notes, in whole or in part.

If the Exchange Notes of a series are assigned an investment grade rating at any time by at least two of Moody’s, S&P and Fitch, the covenant contained in the indenture regarding future Subsidiary Guarantors will be suspended with respect to such Exchange Notes, and in addition we may elect to suspend the Guarantees with respect to such Exchange Notes.

The indenture governing the Exchange Notes contains a covenant requiring certain subsidiaries of The Goodyear Tire & Rubber Company to become Subsidiary Guarantors in the future and such covenant will be suspended and cease to have any effect from and after the first date when the Exchange Notes of a series are rated investment grade by at least two of Moody’s, S&P and Fitch and no default or event of default has occurred and is continuing with respect to such Exchange Notes. See “Description of the Exchange Notes—Subsidiary Guarantees.” In addition, if the Exchange Notes of a series are assigned an investment grade rating at any time by at least two of Moody’s, S&P and Fitch and no default or event of default has occurred and is continuing with respect to such Exchange Notes, we may elect to suspend the Guarantees in existence at that time. See “Description of the Exchange Notes—Subsidiary Guarantees.” If after the covenant regarding future Subsidiary Guarantors is suspended or after we elect to suspend the Guarantees in existence at that time with respect to such Exchange Notes, both (i) a ratings downgrade results in at least two of Moody’s, S&P and Fitch assigning a non-investment grade rating to such Exchange Notes, and (ii) the terms of any other debt securities of The Goodyear Tire & Rubber Company or any of its subsidiaries in an aggregate principal amount of greater than $100 million then outstanding include a future subsidiary guarantors covenant (that is substantially the same as the covenant described under “Description of the Exchange Notes—Certain Covenants—Future Subsidiary Guarantors”) that was previously suspended and that has become applicable upon a substantially concurrent reversion as a result of substantially the same ratings downgrade with respect to such debt securities, then the covenant regarding future Subsidiary Guarantors and the Guarantees would be reinstated with respect to such Exchange Notes and the holders of such notes would again have the protection of such covenant and the benefit of the Guarantees.

We may not have the ability to raise the funds necessary to finance a change of control offer required by the indenture governing the Exchange Notes, and holders may be unable to require us to repurchase the Exchange Notes in certain circumstances.

Upon the occurrence of a change of control triggering event as described in the indenture governing the Exchange Notes, we will be required to offer to repurchase all of the Exchange Notes then outstanding at 101%

of the principal amount, plus accrued and unpaid interest, to the date of repurchase. A change of control triggering event, and certain other change of control events that do not constitute a change of control triggering event and would not require us to offer to repurchase the Exchange Notes, may also accelerate our obligations to repay amounts outstanding under our credit agreements and require us (or our subsidiaries) to make a similar offer to purchase our 9.5% Senior Notes due 2025, our 5% Senior Notes due 2026, our 4.875% Senior Notes due 2027, our 5.25% Senior Notes due April 2031, our 5.625% Senior Notes due 2033 and the 2.75% Senior Notes Due 2028 of Goodyear Europe B.V. (“GEBV”), which we guarantee. Any of our future debt agreements may contain a similar provision. We may not have sufficient assets or be able to obtain sufficient third-party financing on favorable terms to satisfy all of our obligations under the Exchange Notes and our other current and future debt agreements upon the occurrence of a change of control triggering event or a change of control as defined in such other debt agreements.

Under the terms of our existing credit agreements, a change of control triggering event, and certain other change of control events that do not constitute a change of control triggering event and would not require us to offer to repurchase the Exchange Notes, will result in an event of default. Any future credit agreements or other agreements or instruments relating to indebtedness to which we become a party may contain restrictions on our ability to offer to repurchase the Exchange Notes in connection with a change of control triggering event. In the event a change of control triggering event occurs at a time when we are prohibited from offering to purchase the Exchange Notes, we could attempt to obtain the consent of the lenders under those agreements or attempt to refinance the related indebtedness, but we may not be successful.

Your right to require us to redeem the Exchange Notes is limited.

The holders of Exchange Notes have limited rights to require us to purchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar restructuring, including a recapitalization or similar transaction with management or any change of control that is not accompanied by a rating event as described in the indenture governing the Exchange Notes. Consequently, the change of control triggering event provisions of the indenture governing the Exchange Notes will not afford any protection in a highly leveraged transaction, including a transaction initiated by us, if such transaction does not result in the occurrence of a change of control triggering event or otherwise result in an event of default under the indenture. Accordingly, the change of control triggering event provisions of the indenture are likely to be of limited effect in such situations.

Risks Relating to Participation in the Exchange Offers

The Exchange Offers may be canceled or delayed.

The consummation of each Exchange Offer is subject to, and conditioned upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers — Conditions to the Exchange Offers”. We may, at our option and in our sole discretion, waive any such conditions. Even if the Exchange Offers are completed, the Exchange Offers may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their Exchange Notes during which time those holders of the Restricted Notes will not be able to effect transfers of their Restricted Notes tendered for exchange.

Your ability to transfer the Exchange Notes may be limited by the absence of an active trading market, which may not develop for the Exchange Notes.

We do not intend to list the Exchange Nots on any securities exchange. As a result, we cannot give you any assurance as to:

•	the liquidity of any trading market that may develop for the Exchange Notes;

•	the ability of holders to sell their Exchange Notes; or

•	the price at which holders would be able to sell their Exchange Notes.

Even if a trading market develops, the Exchange Notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

•	prevailing interest rates;

•	the number of holders of the Exchange Notes;

•	the interest of securities dealers in making a market for the Exchange Notes;

•	the market for similar notes; and

•	our operating performance and financial condition.

Moreover, the market for non-investment grade debt has historically been subject to disruptions that have caused volatility in prices. It is possible that the market for the Exchange Notes will be subject to disruptions and, regardless of our prospects or performance, any disruption may have a negative effect on you as a holder of the Exchange Notes.

If you do not properly tender your Restricted Notes, your ability to transfer such outstanding Restricted Notes will be adversely affected and the trading market for such Restricted Notes may be limited.

We will only issue Exchange Notes in exchange for Restricted Notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal or properly transferred via book entry in accordance with the procedures described in this prospectus. Therefore, you should allow sufficient time to ensure timely delivery of the Restricted Notes and you should carefully follow the instructions on how to tender your Restricted Notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of Restricted Notes. If you do not tender your Restricted Notes or if your tender of Restricted Notes is not accepted because you did not tender your Restricted Notes properly, then, after consummation of the Exchange Offers, you will continue to hold Restricted Notes that are subject to the existing transfer restrictions. After the Exchange Offers are consummated, if you continue to hold any Restricted Notes, you may have difficulty selling them because there will be fewer Restricted Notes remaining and the market for such Restricted Notes, if any, will be much more limited than it is currently. In particular, the trading market for unexchanged Restricted Notes could become more limited than the existing trading market for the Restricted Notes and could cease to exist altogether due to the reduction in the amount of the Restricted Notes remaining upon consummation of the Exchange Offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of such untendered Restricted Notes.

If you are a broker-dealer or participating in a distribution of the Exchange Notes, you may be required to deliver prospectuses and comply with other requirements.

If you tender your Restricted Notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If you are a broker-dealer that receives Exchange Notes for your own account in exchange for Restricted Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Exchange Notes.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes contemplated by this prospectus, we will receive Restricted Notes in a like principal amount. Any Restricted Notes that are properly tendered and exchanged pursuant to the Exchange Offers will be retired and cancelled.

DESCRIPTION OF OTHER INDEBTEDNESS

$2.75 billion Amended and Restated First Lien Revolving Credit Facility due 2026

On June 7, 2021, we amended and restated our $2.0 billion first lien revolving credit facility. Changes to the facility include extending the maturity to June 8, 2026, increasing the amount of the facility to $2.75 billion, and including Cooper Tire’s accounts receivable and inventory in the borrowing base of the facility. The interest rate for loans under the facility decreased by 50 basis points to LIBOR plus 125 basis points, based on our current liquidity described below.

Our amended and restated first lien revolving credit facility is available in the form of loans or letters of credit. Up to $800 million in letters of credit and $50 million of swingline loans are available for issuance under the facility. Subject to the consent of the lenders whose commitments are to be increased, we may request that the facility be increased by up to $250 million.

Our obligations under the facility are guaranteed by most of our wholly owned U.S. and Canadian subsidiaries, including Cooper Tire and certain of its subsidiaries. Our obligations under the facility and our subsidiaries’ obligations under the related guarantees are secured by first priority security interests in collateral that includes, subject to certain exceptions:

•	U.S. and Canadian accounts receivable and inventory;

•	certain of our U.S. manufacturing facilities;

•	equity interests in our U.S. subsidiaries and up to 65% of the voting equity interests in most of our directly owned foreign subsidiaries; and

•	substantially all other tangible and intangible assets, including equipment, contract rights and intellectual property.

Availability under the facility is subject to a borrowing base, which is based on (i) eligible accounts receivable and inventory of The Goodyear Tire & Rubber Company and certain of its U.S. and Canadian subsidiaries, after adjusting for customary factors that are subject to modification from time to time by the administrative agent or the majority lenders at their discretion (not to be exercised unreasonably), (ii) the value of our principal trademarks in an amount not to exceed $400 million, (iii) the value of eligible machinery and equipment, and (iv) certain cash in an amount not to exceed $275 million. Modifications are based on the results of periodic collateral and borrowing base evaluations and appraisals. To the extent that our eligible accounts receivable, inventory and other components of the borrowing base decline in value, our borrowing base will decrease and the availability under the facility may decrease below $2.75 billion. In addition, if the amount of outstanding borrowings and letters of credit under the facility exceeds the borrowing base, we are required to prepay borrowings and/or cash collateralize letters of credit sufficient to eliminate the excess. As of December 31, 2021, our borrowing base, and therefore our availability, under this facility was $417 million below the facility’s stated amount of $2.75 billion.

The facility contains covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to (i) incur additional debt or issue redeemable preferred stock, (ii) pay dividends, repurchase shares or make certain other restricted payments or investments, (iii) incur liens, (iv) sell assets, (v) incur restrictions on the ability of our subsidiaries to pay dividends or to make other payments to us, (vi) enter into affiliate transactions, (vii) engage in sale and leaseback transactions, and (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of our assets. These covenants are subject to significant exceptions and qualifications. In addition, in the event that the availability under the facility plus the aggregate amount of our Available Cash is less than $275 million, we will not be permitted to allow our ratio of EBITDA to Consolidated Interest Expense to be less than 2.0 to 1.0 for any period of four consecutive fiscal quarters. “Available Cash,” “EBITDA” and “Consolidated Interest Expense” have the meanings given them in the facility.

The facility has customary representations and warranties including, as a condition to borrowing, that all such representations and warranties are true and correct, in all material respects, on the date of the borrowing, including representations as to no material adverse change in our business or financial condition since December 31, 2020. The facility also has customary defaults, including a cross-default to material indebtedness of Goodyear and our subsidiaries.

If Available Cash (as defined in the facility) plus the availability under the facility is greater than $750 million, amounts drawn under the facility will bear interest, at our option, at (i) 125 basis points over LIBOR or (ii) 25 basis points over an alternative base rate (the higher of (a) the prime rate, (b) the federal funds effective rate or the overnight bank funding rate plus 50 basis points or (c) LIBOR plus 100 basis points). If Available Cash plus the availability under the facility is equal to or less than $750 million, then amounts drawn under the facility will bear interest, at our option, at (i) 150 basis points over LIBOR or (ii) 50 basis points over an alternative base rate. Undrawn amounts under the facility will be subject to an annual commitment fee of 25 basis points.

At December 31, 2021, we had no borrowings and $19 million of letters of credit issued under the revolving credit facility.

Amended and Restated Second Lien Term Loan Facility due 2025

On December 15, 2021, we repaid in full our $400 million second lien term loan facility due 2025.

€800 million Amended and Restated Senior Secured European Revolving Credit Facility due 2024

Our amended and restated European revolving credit facility consists of (i) a €180 million German tranche that is available only to Goodyear Germany GmbH and (ii) a €620 million all-borrower tranche that is available to GEBV, Goodyear Germany GmbH and Goodyear Operations S.A. Up to €175 million of swingline loans and €75 million in letters of credit are available for issuance under the all-borrower tranche. Amounts drawn under this facility will bear interest at LIBOR plus 150 basis points for loans denominated in U.S. dollars, EURIBOR plus 150 basis points for loans denominated in euros, and SONIA plus 150 basis points for loans denominated in pounds sterling. Undrawn amounts under the facility are subject to an annual commitment fee of 25 basis points.

GEBV and certain of its subsidiaries in the United Kingdom, Luxembourg, France and Germany provide guarantees to support the facility. GEBV’s obligations under the facility and the obligations of its subsidiaries under the related guarantees are secured by security interests in collateral that includes, subject to certain exceptions:

•	the capital stock of the principal subsidiaries of GEBV; and

•

a substantial portion of the tangible and intangible assets of GEBV and certain of its subsidiaries in the United Kingdom, Luxembourg, France and Germany, including real property, equipment, inventory, contract rights, intercompany receivables and cash accounts, but excluding accounts receivable and certain cash accounts in subsidiaries that are or may become parties to securitization or factoring transactions.

The German guarantors secure the German tranche on a first-lien basis and the all-borrower tranche on a second-lien basis. GEBV and its other subsidiaries that provide guarantees secure the all-borrower tranche on a first-lien basis and generally do not provide collateral support for the German tranche. The Company and its U.S. and Canadian subsidiaries that guarantee our U.S. first lien revolving credit facility described above also provide unsecured guarantees in support of the facility.

The facility contains covenants similar to those in our first lien revolving credit facility, with additional limitations applicable to GEBV and its subsidiaries. In addition, under the facility, GEBV’s ratio of Consolidated

Net GEBV Indebtedness to Consolidated GEBV EBITDA for a period of four consecutive fiscal quarters is not permitted to be greater than 3.0 to 1.0 at the end of any fiscal quarter. “Consolidated Net GEBV Indebtedness” and “Consolidated GEBV EBITDA” have the meanings given them in the facility.

The facility has customary representations and warranties including, as a condition to borrowing, that all such representations and warranties are true and correct, in all material respects, on the date of the borrowing, including representations as to no material adverse change in our business or financial condition since December 31, 2018. The facility also has customary defaults, including a cross-default to material indebtedness of Goodyear and our subsidiaries.

At December 31, 2021, there were no borrowings and no letters of credit outstanding under the European revolving credit facility.

Accounts Receivable Securitization Facilities (On-Balance Sheet)

On October 11, 2021, GEBV and certain other of our European subsidiaries amended and restated the definitive agreements for our pan-European accounts receivable securitization facility, extending the term through 2027. The terms of the facility provide the flexibility to designate annually the maximum amount of funding available under the facility in an amount of not less than €30 million and not more than €450 million. For the period from October 16, 2020 through October 18, 2021, the designated maximum amount of the facility was €280 million. For the period from October 19, 2021 through October 19, 2022, the designated maximum amount of the facility was increased to €300 million.

The facility involves an ongoing daily sale of substantially all of the trade accounts receivable of certain GEBV subsidiaries. These subsidiaries retain servicing responsibilities. Utilization under this facility is based on eligible receivable balances.

The funding commitments under the facility will expire upon the earliest to occur of: (a) October 19, 2027, (b) the non-renewal and expiration (without substitution) of all of the back-up liquidity commitments, (c) the early termination of the facility according to its terms (generally upon an Early Amortisation Event (as defined in the facility), which includes, among other things, events similar to the events of default under our first lien revolving credit facility; certain tax law changes; or certain changes to law, regulation or accounting standards), or (d) our request for early termination of the facility. The facility’s current back-up liquidity commitments will expire on October 19, 2022.

At December 31, 2021, the amounts available and utilized under this program totaled $279 million (€246 million). The program does not qualify for sale accounting, and accordingly, these amounts are included in Long Term Debt and Finance Leases.

Accounts Receivable Factoring Facilities (Off-Balance Sheet)

We have sold certain of our trade receivables under off-balance sheet programs. For these programs, we have concluded that there is generally no risk of loss to us from non-payment of the sold receivables. At December 31, 2021, the gross amount of receivables sold was $605 million.

Other Foreign Credit Facilities

A Mexican subsidiary and a U.S. subsidiary have a revolving credit facility in Mexico. At December 31, 2021, the amounts available and utilized under this facility were $200 million and $158 million, respectively. The facility has covenants relating to the Mexican and U.S. subsidiary, and has customary representations and warranties and default provisions relating to the Mexican and U.S. subsidiary’s ability to perform its respective obligations under the facility. The facility matures in 2022; however, our subsidiaries have received a commitment to renew and extend the facility under substantially the same customary representations, warranties and default provisions with a maturity in 2024.

A Chinese subsidiary has several financing arrangements in China. At December 31, 2021, the amount available under these facilities was $958 million. At December 31, 2021, the amount utilized under these facilities was $365 million, of which $32 million represented notes payable and $333 million represented long term debt. At December 31, 2021, $124 million of the long term debt was due within a year. The facilities contain covenants relating to the Chinese subsidiary and have customary representations and warranties and defaults relating to the Chinese subsidiary’s ability to perform its obligations under the facilities. Certain of the facilities can only be used to finance the expansion of one of our manufacturing facilities in China and, at December 31, 2021, the unused amount available under these facilities was $81 million. Following the Cooper Tire acquisition, three of Cooper Tire’s Chinese credit facilities remain outstanding. At December 31, 2021, the amount available and utilized under these facilities was $75 million and $5 million, respectively.

Other Debt Securities

We have outstanding (i) $800 million in aggregate principal amount of 9.5% Senior Notes due 2025 and (ii) $900 million in aggregate principal amount of 5% Senior Notes due 2026. These notes are senior unsecured obligations and are guaranteed by our U.S. and Canadian subsidiaries that also guarantee our obligations under our U.S. first lien senior secured revolving credit facility described above. The terms of our indentures for these notes, among other things, limit our ability and the ability of certain of our subsidiaries to (i) incur additional debt or issue redeemable preferred stock, (ii) pay dividends, repurchase shares or make certain other restricted payments or investments, (iii) incur liens, (iv) sell assets, (v) incur restrictions on the ability of our subsidiaries to pay dividends or to make other payments to us, (vi) enter into affiliate transactions, (vii) engage in sale and leaseback transactions and (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of our assets. These covenants are subject to significant exceptions and qualifications. For example, if these notes are assigned an investment grade rating by at least two of Moody’s, S&P and Fitch, and no default has occurred and is continuing, certain covenants will be suspended and we may elect to suspend the subsidiary guarantees. The indentures for these notes have customary defaults, including a cross-default to material indebtedness of Goodyear and our subsidiaries.

We also have outstanding (i) $700 million in aggregate principal amount of 4.875% Senior Notes due 2027, (ii) $150 million in aggregate principal amount of 7% Notes due 2028, (iii) $850 million in aggregate principal amount of the 2029 Restricted Notes, (iv) $550 million in aggregate principal amount of 5.25% Senior Notes due April 2031, (v) $600 million in aggregate principal amount of the 2031 Restricted Notes and (vi) $450 million in aggregate principal amount of 5.625% Senior Notes due 2033. These notes are senior unsecured obligations and the 4.875% Senior Notes due 2027, 2029 Restricted Notes, 5.25% Senior Notes due April 2031, 2031 Restricted Notes and 5.625% Senior Notes due 2033 are guaranteed by our U.S. and Canadian subsidiaries that also guarantee our obligations under our U.S. first lien senior secured revolving credit facility described above. The terms of the indentures for these notes, among other things, limit our ability and the ability of certain of our subsidiaries to (i) incur secured debt, (ii) engage in sale and leaseback transactions and (iii) consolidate, merge, sell or otherwise dispose of all or substantially all of our assets. These covenants are subject to significant exceptions and qualifications.

Our subsidiary, Cooper Tire, has outstanding $117 million in aggregate principal amount of its 7.625% Senior Notes due 2027. These notes also include a $19 million fair value step-up, which is being amortized against interest expense over the remaining life of the notes. Amortization since the Closing Date was approximately $1 million. These notes are senior unsecured obligations of Cooper Tire and are not redeemable prior to maturity. The terms of the indenture for these notes, among other things, limit the ability of Cooper Tire and certain of its subsidiaries to (i) incur certain liens, (ii) enter into certain sale and leaseback transactions and (iii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. These covenants are subject to a significant exceptions and qualifications.

GEBV has outstanding €400 million in aggregate principal amount of 2.75% Senior Notes due 2028. These notes are senior unsecured obligations of GEBV and are guaranteed, on a senior unsecured basis, by The

Goodyear Tire & Rubber Company and our U.S. and Canadian subsidiaries that also guarantee our obligations under our U.S. first lien senior secured revolving credit facility described above. The terms of the indenture for these notes, among other things, limit our ability and the ability of certain of our subsidiaries to (i) incur certain liens, (ii) engage in sale and leaseback transactions, and (iii) consolidate, merge, sell or otherwise dispose of all or substantially all of our assets. These covenants are subject to significant exceptions and qualifications.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

We and the Subsidiary Guarantors entered into Registration Rights Agreements with the initial purchasers of the Restricted Notes of the applicable series in which we agreed, under certain circumstances, to use our commercially reasonable best efforts to file with the SEC a registration statement relating to offers to exchange the Restricted Notes for Exchange Notes, cause the registration statement to become effective under the Securities Act and complete the Exchange Offers within 366 days after the original issue date of the Restricted Notes (the “Issue Date”). The Exchange Notes will have terms identical to the terms of such Restricted Notes and related guarantees of such series of Restricted Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to such notes will not apply. The 2029 Restricted Notes and 2031 Restricted Notes were issued on May 18, 2021.

For each Restricted Note surrendered to us pursuant to the Exchange Offers, the holder who surrendered such Restricted Note will receive an Exchange Note having a principal amount equal to that of the surrendered Restricted Note. Interest on such Exchange Note will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the Restricted Note surrendered in exchange therefor or (ii) if the Restricted Note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (b) if no interest has been paid on such Restricted Note, from the Issue Date of the Restricted Notes.

Under the registration rights agreements, if we and the Subsidiary Guarantors fail to complete the Exchange Offers (other than in the event we file a shelf registration statement) or the shelf registration statement, if required thereby, is not declared effective, in either case on or prior to 366 days after the Issue Date (a “Registration Default”), then additional interest will accrue on the principal amount of the applicable series of Restricted Notes that are “registrable securities” (such additional interest, the “Additional Interest”), from and including the date on which any such Registration Default shall occur to, but excluding, the date on which the Registration Default has been cured, in an amount equal to 0.25% per annum. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease. A copy of the registration rights agreements has been filed as an exhibit to the registration statement of which this prospectus is a part.

If you wish to exchange your outstanding Restricted Notes for Exchange Notes in the Exchange Offers, you will be required to make the following written representations:

•

you are not our affiliate within the meaning of Rule 405 of the Securities Act or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•

you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes;

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

Each broker-dealer that receives Exchange Notes for its own account in exchange for outstanding Restricted Notes, where the broker-dealer acquired the outstanding Restricted Notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the Exchange Offers without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not our affiliate or an affiliate of any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the Exchange Notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes; and

•	you are acquiring the Exchange Notes in the ordinary course of your business.

If you are our affiliate or an affiliate of a Subsidiary Guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Restricted Notes as a result of market-making activities or other trading activities may participate in the Exchange Offers.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes, where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read “Plan of Distribution” for more details regarding the transfer of Exchange Notes.

Terms of the Exchange Offers

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the Exchange Offers any Restricted Notes that are validly tendered and not validly withdrawn prior to the expiration date. Restricted Notes may only be tendered in a minimum denomination of $2,000 and whole multiples of $1,000 in excess thereof, and any unexchanged portion of a Restricted Note must be in a principal amount of $2,000 or whole multiples of $1,000 in excess thereof. We will issue Exchange Notes in principal amounts identical to the Restricted Notes surrendered in the Exchange Offers.

The form and terms of the Exchange Notes will be identical to the form and terms of the Restricted Notes of the corresponding series except the Exchange Notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the Exchange Offers, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The Exchange Notes will evidence the same debt as the Restricted Notes of the corresponding series. The Exchange Notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the Restricted Notes. For a description of the indenture, see “Description of the Exchange Notes.”

The Exchange Offers are not conditioned upon any minimum aggregate principal amount of Restricted Notes being tendered for exchange.

As of the date of this prospectus, $850 million aggregate principal amount of the 5.000% Senior Notes due 2029 and $600 million aggregate principal amount of the 5.250% Senior Notes due 2031 that were issued in a private offering on May 18, 2021 are outstanding and unregistered. This prospectus and the letter of transmittal are being sent to all registered holders of Restricted Notes. There will be no fixed record date for determining registered holders of Restricted Notes entitled to participate in the Exchange Offers. We intend to conduct the Exchange Offers in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Restricted Notes that are not tendered for exchange in the Exchange Offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ series of Restricted Notes and the registration rights agreement except, we will not have any further obligation to you to provide for the registration of the Restricted Notes under the registration rights agreement. We will be deemed to have accepted for exchange properly tendered Restricted Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering Exchange Notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the Exchange Offers and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offers.”

If you tender your Restricted Notes in the Exchange Offers, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Restricted Notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the Exchange Offers. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the Exchange Offers.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on             , 2022. However, if we, in our sole discretion, extend the period of time for which the Exchange Offers are open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

To extend the period of time during which the Exchange Offers are open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the Restricted Notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We expressly reserve the right, so long as applicable law allows:

•	to delay our acceptance of Restricted Notes for exchange;

•	to terminate the Exchange Offers if any of the conditions set forth under “—Conditions to the Exchange Offers” exist;

•	to waive any condition to the Exchange Offers;

•	to amend any of the terms of the Exchange Offers; and

•

to extend the Expiration Date and retain all Restricted Notes tendered in the Exchange Offers, subject to your right to withdraw your tendered Restricted Notes as described under “—Withdrawal of Tenders.” Any waiver or amendment to the Exchange Offers will apply to all Restricted Notes tendered, regardless of when or in what order the Restricted Notes were tendered. If the Exchange

Offers are amended in a manner that we think constitutes a material change, or if we waive a material condition of the Exchange Offers, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of Restricted Notes of the amendment or waiver, and we will extend the Exchange Offers to the extent required by Rule 14e-1 under the Exchange Act.

We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent, followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the Exchange Offers, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to a financial news service.

In the event we terminate the Exchange Offers, all Restricted Notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

In the event that the Exchange Offers are withdrawn or otherwise not completed, Exchange Notes will not be given to holders of Restricted Notes who have validly tendered their Restricted Notes.

Acceptance of Restricted Notes for Exchange

In all cases, the Company will promptly issue Exchange Notes for outstanding Restricted Notes that it has accepted for exchange under the Exchange Offers only after the exchange agent timely receives:

•	outstanding Restricted Notes or a timely book-entry confirmation of such outstanding Restricted Notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding Restricted Notes pursuant to the Exchange Offers, you will represent to us that, among other things:

•

you are not our affiliate within the meaning of Rule 405 of the Securities Act or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•

you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes;

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

In addition, each broker-dealer that is to receive Exchange Notes for its own account in exchange for outstanding Restricted Notes must represent that such outstanding Restricted Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Company will interpret the terms and conditions of the Exchange Offers, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding Restricted Notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders of any particular outstanding Restricted Notes not properly tendered or not to accept any particular Restricted Notes if the acceptance might, in its or its counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding Restricted Notes prior to the Expiration Date.

Unless waived, any defects or irregularities in connection with tenders of outstanding Restricted Notes for exchange must be cured within such reasonable period of time as we determine. None of the Company, the exchange agent or any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding Restricted Notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding Restricted Notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the Expiration Date.

Procedures for Tendering Restricted Notes

To tender your outstanding Restricted Notes in the Exchange Offers, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth in “—Exchange Agent” prior to the Expiration Date; or

•	comply with the procedures of the Automated Tender Offer Program of DTC described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding Restricted Notes along with the letter of transmittal prior to the Expiration Date; or

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding Restricted Notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the Expiration Date.

Your tender, if not validly withdrawn prior to the Expiration Date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

If you wish to exchange your outstanding Restricted Notes for Exchange Notes in the Exchange Offers, you will be required to make the written representations as set forth in “—Purpose and Effect of the Exchange Offers.”

The method of delivery of outstanding Restricted Notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the Expiration Date. You should not send letters of transmittal or certificates representing outstanding Restricted Notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding Restricted

Notes, you should promptly contact your registered holder and instruct the registered holder to tender on your behalf.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding Restricted Notes surrendered for exchange are tendered:

•

by a registered holder of the outstanding Restricted Notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any Restricted Notes listed on the outstanding Restricted Notes, such outstanding Restricted Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding Restricted Notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing outstanding Restricted Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender Restricted Notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the Restricted Notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding Restricted Notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal; and

•	we may enforce that agreement against such participant.

Book-Entry Transfer

The exchange agent will seek to establish a new account or utilize an existing account with respect to the Restricted Notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the owner of the Restricted Notes may make book-entry delivery of Restricted Notes by causing DTC to transfer such Restricted Notes into the exchange agent’s account. The confirmation of a book-entry transfer of Restricted Notes into the exchange agent’s account at DTC is referred to in this prospectus as a “book-entry confirmation.” Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Other Matters

Exchange Notes will be issued in exchange for Restricted Notes accepted for exchange only after timely receipt by the exchange agent of:

•	certificates for (or a timely book-entry confirmation with respect to) your Restricted Notes;

•	a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message; and

•	any other documents required by the letter of transmittal.

We will determine, in our sole discretion, all questions as to the form of all documents, validity, eligibility, including time of receipt, and acceptance of all tenders of Restricted Notes. There will be no guaranteed delivery procedures for the Exchange Offers. Our determination will be final and binding on all parties. Alternative, conditional or contingent tenders of Restricted Notes will not be considered valid. We reserve the absolute right to reject any or all tenders of Restricted Notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Restricted Notes.

Our interpretation of the terms and conditions of the Exchange Offers, including the instructions in the accompanying letter of transmittal, will be final and binding.

Any defect or irregularity in connection with tenders of Restricted Notes must be cured within the time we determine, unless waived by us. We will not consider the tender of Restricted Notes to have been validly made until all defects and irregularities have been waived by us or cured. None of the Company, the exchange agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of Restricted Notes, or will incur any liability to holders for failure to give any such notice.

No representation is made as to the correctness or accuracy of the CUSIP Numbers listed in this prospectus or printed on the Restricted Notes or the Exchange Notes. Neither the Company, the Subsidiary Guarantors, the exchange agent, nor Computershare Trust Company, N.A., as successor to Wells Fargo Bank, N.A., as trustee (the “Trustee”) shall be responsible for the selection or use of the CUSIP or ISIN Numbers. They are provided solely for the convenience of the holders.

The Trustee and the exchange agent are not responsible for and make no representation as to the validity, accuracy or adequacy of the prospectus and any of its contents, and are not be responsible for any statement of us or any other person in the prospectus or in any document issued or used in connection with it or the Exchange Offers. The Trustee and the exchange agent makes no recommendation as to whether a holder should or should not tender Restricted Notes pursuant to the Exchange Offers.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender of Restricted Notes at any time prior to the Expiration Date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at the address set forth in “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the Restricted Notes to be withdrawn;

•	identify the Restricted Notes to be withdrawn, including the certificate numbers and principal amount of the Restricted Notes;

•	be signed by the person who tendered the Restricted Notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the Restricted Notes are to be re-registered, if different from that of the withdrawing holder.

If Restricted Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Restricted Notes and otherwise comply with the procedures of DTC.

We will determine in our sole discretion all questions as to validity, form, eligibility and time of receipt of any withdrawal notices. Our determination will be final and binding on all parties. We will deem any Restricted Notes so withdrawn not to have been validly tendered for exchange for purposes of the Exchange Offers. We, the exchange agent, the Trustee or any other person will not be under any duty to give notification of any defects or irregularities in any notice of withdrawal of tenders, or incur any liability for failure to give any such notification.

Any Restricted Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of Restricted Notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such Restricted Notes will be credited to an account maintained with DTC for the Restricted Notes. This return or crediting will take place promptly after withdrawal, rejection of tender or termination of the Exchange Offers. You may retender properly withdrawn Restricted Notes by following one of the procedures described under “—Procedures for Tendering Restricted Notes” at any time on or prior to the Expiration Date.

Conditions to the Exchange Offer

Despite any other term of the Exchange Offers, the Company will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Restricted Notes and it may terminate or amend the Exchange Offers as provided in this prospectus prior to the Expiration Date if in its reasonable judgment:

•	the Exchange Offers or the making of any exchange by a holder violates any applicable law or interpretation of the SEC;

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the Exchange Offers that, in our judgment, would reasonably be expected to impair our ability to proceed with the Exchange Offers; or

•

any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in our good faith determination, does not permit us to effect either of the Exchange Offers.

The Company expressly reserves the right at any time or at various times to extend the period of time during which the Exchange Offers are open. Consequently, the Company may delay acceptance of any Restricted Notes by giving oral or written notice of such extension to their holders. The Company will return any outstanding Restricted Notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the Exchange Offers.

The Company expressly reserves the right to amend or terminate the Exchange Offers and to reject for exchange any outstanding Restricted Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the Exchange Offers specified above. The Company will give oral or written notice of any extension, amendment, non-acceptance or termination of the Exchange Offers to the holders of the outstanding

Restricted Notes as promptly as practicable. In the case of any extension of the Exchange Offers, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

These conditions are for our sole benefit, and the Company may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the Expiration Date in our sole discretion. If the Company fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right.

Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the Expiration Date.

In addition, the Company will not accept for exchange any outstanding Restricted Notes tendered, and will not issue Exchange Notes in exchange for any such outstanding Restricted Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture governing the Exchange Notes under the Trust Indenture Act of 1939, as amended.

Consequences of Failing to Exchange

If you do not exchange your Restricted Notes for Exchange Notes in the Exchange Offers, you will remain subject to the restrictions on transfer of the Restricted Notes:

•

as set forth in the legend printed on the Restricted Notes as a consequence of the issuance of the Restricted Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise set forth in the offering memoranda distributed in connection with the private offerings of the Restricted Notes.

In general, you may not offer or sell the Restricted Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Upon completion of the Exchange Offers, we are under no obligation to, and do not intend to, register resales of the outstanding Restricted Notes under the Securities Act.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Restricted Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the Exchange Offers. The expenses of the Exchange Offers and the remaining unamortized expenses related to the issuance of the Restricted Notes will be amortized over the term of the Exchange Notes.

Exchange Agent

Computershare Trust Company, N.A. has been appointed as exchange agent for the Exchange Offers. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for Restricted Notes, letters of transmittal and any other required documents to the exchange agent at the address set forth below:

Computershare Trust Company, N.A.

600 South Fourth Street, 7th Floor

Minneapolis, MN 55415

Attention: Corporate Trust Operations

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the Exchange Offers without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not our affiliate within the meaning of Rule 405 of the Securities Act;

•

you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes; and

•	you are acquiring the Exchange Notes in the ordinary course of your business.

If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business:

•

You cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, and similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction of the Exchange Notes, in which case the registration statement must contain the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC.

This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding Restricted Notes as a result of market-making activities or other trading activities may participate in the Exchange Offers.

Each broker-dealer that receives Exchange Notes for its own account in exchange for outstanding Restricted Notes, where such outstanding Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read “Plan of Distribution” for more details regarding the transfer of Exchange Notes.

Fees and Expenses

We will bear the expenses of soliciting tenders pursuant to the Exchange Offers. The principal solicitation for tenders pursuant to the exchange offer is being made by electronic transmission. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telecopy, mail or telephone.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offers. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its related reasonable out-of-pocket expenses and accounting and legal fees.

We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the unregistered notes and in handling or forwarding tenders for exchange.

We will pay all transfer taxes applicable to the transfer and exchange of Restricted Notes pursuant to the Exchange Offers. If, however:

•	delivery of the Exchange Notes and/or certificates for Restricted Notes for principal amounts not exchanged, are to be made to any person other than the record holder of the Restricted Notes tendered;

•	tendered certificates for Restricted Notes are recorded in the name of any person other than the person signing any letter of transmittal; or

•

a transfer tax is imposed for any reason other than the transfer and exchange of Restricted Notes to us or our order, the amount of any such transfer taxes, whether imposed on the record holder or any other person, will be payable by the tendering holder prior to the issuance of the Exchange Notes. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Notice Regarding Canadian Securities Laws Compliance

This prospectus is not, and under no circumstances is to be construed as, an advertisement or a public offering of these securities in Canada. No securities commission or similar authority in Canada has reviewed or in any way passed upon this document or the merits of these securities, and any representation to the contrary is an offence.

This prospectus is for confidential use of only those persons to whom it is transmitted in connection with the Exchange Offers. By their acceptance of this prospectus, investors in Canada agree that they will not transmit, reproduce or make available to any person, other than their professional advisers, this prospectus or any of the information contained herein.

Canadian holders wishing to participate in the Exchange Offers must review and follow the instructions and procedures set forth in Appendix A—“Special Procedures and Requirements for Canadian Holders”. Any holder that does not follow the procedures and requirements for Canadian holders set forth in Appendix A will be deemed to have represented and warranted that it is not resident in any province or territory of Canada. The special procedures and requirements for Canadian holders in Appendix A are in addition to all of the other instructions and requirements set out in this prospectus.

DESCRIPTION OF THE EXCHANGE NOTES

Definitions of certain terms used in this Description of the Exchange Notes not otherwise defined herein may be found under the heading “Certain Definitions”. For purposes of this section, the term “Company” refers only to The Goodyear Tire & Rubber Company and not to any of its Subsidiaries; the terms “we”, “us” or “our” as used herein refer to The Goodyear Tire & Rubber Company and, where the context so requires, certain or all of its Subsidiaries. Certain of the Company’s Subsidiaries will guarantee the Exchange Notes and therefore will be subject to many of the provisions contained in this Description of the Exchange Notes. Each Subsidiary of the Company which guarantees the Exchange Notes is referred to in this Description of the Exchange Notes as a “Subsidiary Guarantor”. Each such guarantee is termed a “Subsidiary Guarantee”.

The 2029 Restricted Notes and the 2031 Restricted Notes were issued, and the 2029 Exchange Notes and the 2031 Exchange Notes will be issued, under the indenture, dated as of August 13, 2010 (the “Base Indenture”), among the Company, the Subsidiary Guarantors and the Trustee, as supplemented by the Tenth Supplemental Indenture, in respect of the 2029 Restricted Notes and 2029 Exchange Notes, dated as of May 18, 2021 (as thereafter supplemented to add new Subsidiary Guarantors, the “Tenth Supplemental Indenture”), and as supplemented by the Eleventh Supplemental Indenture, in respect of the 2031 Restricted Notes and 2031 Exchange Notes, dated as of May 18, 2021 (as thereafter supplemented to add new Subsidiary Guarantors, the “Eleventh Supplemental Indenture”) (the Base Indenture, as supplemented by the Tenth Supplemental Indenture with respect to the 2029 Restricted Notes and 2029 Exchange Notes and as supplemented by the Eleventh Supplemental Indenture with respect to the 2031 Restricted Notes and 2031 Exchange Notes, as applicable, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The Indenture contains provisions which define your rights under the Exchange Notes. In addition, the Indenture governs the obligations of the Company and of each Subsidiary Guarantor under the Exchange Notes. The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.

The Exchange Notes of a series will have terms identical to the terms of the Restricted Notes of such series and the related guarantees of the Restricted Notes of such series, except that the transfer restrictions, registration rights and additional interest provisions relating to such Restricted Notes will not apply. Accordingly, descriptions herein of the terms of the Exchange Notes generally also continue to apply to the related Restricted Notes, and references herein to “Notes” of a series refer to both the Restricted Notes of such series and the Exchange Notes of such series.

The following description is meant to be only a summary of the provisions of the Indenture that we consider material. It does not restate the terms of the Indenture in their entirety. We urge that you carefully read the Indenture because the Indenture, and not this description, governs your rights as Holders. The Indenture is incorporated by reference in this prospectus. You may also request copies of the Indenture at our address set forth under the heading “Where You Can Find More Information”.

Overview of the Exchange Notes

The Exchange Notes:

•	will be senior unsecured obligations of the Company;

•	will be senior in right of payment to all future subordinated obligations of the Company; and

•	will be guaranteed by each Subsidiary Guarantor.

Principal, Maturity and Interest

The 2029 Exchange Notes initially will be limited to $850,000,000 aggregate principal amount, and the 2031 Exchange Notes initially will be limited to $600,000,000 aggregate principal amount. The 2029 Exchange

Notes will mature on July 15, 2029 and the 2031 Exchange Notes will mature on July 15, 2031. The principal amounts of the 2029 Exchange Notes and the 2031 Exchange Notes will be payable at their respective dates of maturity. We will issue the Exchange Notes in fully registered form, without coupons, in denominations of $2,000 and any whole multiple of $1,000 in excess thereof.

The 2029 Exchange Notes will bear interest at the rate of 5.000% per annum on the principal amount thereof. The 2031 Exchange Notes will bear interest at the rate of 5.250% per annum on the principal amount thereof. We will pay interest semiannually to Holders of record of each series of Exchange Notes at the close of business on the January 1 or July 1 immediately preceding the interest payment date on January 15 and July 15 of each year. The Exchange Notes will accrue interest from the most recent interest payment date for which interest has been paid or duly provided for on the relevant Restricted Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Indenture May be Used for Future Issuances

We may issue additional notes (“Additional Notes”) having identical terms and conditions to (i) the Restricted Notes of the applicable series that we previously issued or (ii) the Exchange Notes of the applicable series we are currently offering. Any Additional Notes with such identical terms and conditions will be part of the same series as both the applicable Restricted Notes and the applicable Exchange Notes, will vote on all matters with both the Restricted Notes of such series and the Exchange Notes of such series and (x) will be fungible with both the Restricted Notes of such series and the Exchange Notes of such series for tax purposes or (y) will be issued with a different CUSIP number and ISIN for such Additional Notes. We may also issue one or more other series of debt securities under the Base Indenture and subsequent supplemental indentures.

Paying Agent and Registrar

The Company maintains an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”).

We will pay the principal of, premium, if any, and interest on the Exchange Notes at any office of ours or any agency designated by us. We have designated the corporate trust office of the Trustee to act as the Paying Agent of the Company in such matters. The location of the corporate trust office for payment on the Notes is Computershare Trust Company, N.A., 600 South Fourth Street, Seventh Floor, Minneapolis, MN 55415. We, however, reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses or, with respect to global Notes, by wire transfer.

We have designated the corporate trust office of the Trustee to act as the Registrar and Holders may exchange or transfer their Notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of Notes. We, however, may require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

Optional Redemption

At our option, we may redeem the Notes at any time, in whole or in part. If we elect to redeem (i) the 2029 Restricted Notes and the 2029 Exchange Notes (collectively, the “2029 Notes”) prior to April 15, 2029 (the date that is three months prior to the maturity date for the 2029 Notes) or (ii) the 2031 Restricted Notes and the 2031 Exchange Notes (collectively, the “2031 Notes”) prior to April 15, 2031 (the date that is three months prior to the maturity date for the 2031 Notes), in each case of clauses (i) and (ii), we will pay a redemption price in respect of the Notes to be redeemed equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to the redemption date:

•	100% of the aggregate principal amount of the Notes to be redeemed; and

•	the sum of the present values of the Remaining Scheduled Payments.

In determining the present values of the Remaining Scheduled Payments of Notes being redeemed, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to (i) with respect to the 2029 Notes, the Treasury Rate plus 50 basis points, and (ii) with respect to the 2031 Notes, the Treasury Rate plus 50 basis points.

If we elect to redeem the 2029 Notes on or after April 15, 2029 (the date that is three months prior to their maturity date), we will pay a redemption price equal to 100% of the aggregate principal amount of the 2029 Notes to be redeemed plus accrued and unpaid interest thereon to the redemption date. If we elect to redeem the 2031 Notes on or after April 15, 2031 (the date that is three months prior to their maturity date), we will pay a redemption price equal to 100% of the aggregate principal amount of the 2031 Notes to be redeemed plus accrued and unpaid interest thereon to the redemption date.

Notice of such redemption must be mailed by first-class mail to the registered address of each Holder of the Notes of the applicable series (or with respect to global Notes, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically), not less than 15 nor more than 60 days prior to the redemption date. The Indenture provides that, with respect to any such redemption, if applicable, we will notify the Trustee of the redemption amount after it is calculated by us and that the Trustee will not be responsible for such calculation.

Any notice of optional redemption may be conditioned on the satisfaction of one or more conditions precedent. We will provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date (or such shorter period as may be acceptable to the Trustee) if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Notes of the applicable series in the same manner in which the notice of redemption was given.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the series of Notes to be redeemed from the redemption date to (i) April 15, 2029 (the date that is three months prior to their maturity date) in the case of the 2029 Notes and (ii) April 15, 2031 (the date that is three months prior to their maturity date) in the case of the 2031 Notes, in each case, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of U.S. Dollar denominated corporate debt securities of a maturity most nearly equal to April 15, 2029, or April 15, 2031, as applicable.

“Comparable Treasury Price” means, with respect to any redemption date, the average of three, or if not possible, such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means one of the Reference Treasury Dealers selected by the Company.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government Obligation securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to (i) the 2029 Notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption if such 2029 Notes matured on April 15, 2029 (the date that is three months prior to their maturity date) and (ii) the 2031 Notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption if such 2031 Notes matured on April 15, 2031 (the date that is three months prior to their maturity date); provided, however, that, in each case, if such redemption date is not an interest payment date with respect to the Notes, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, we assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Selection

If we partially redeem the Notes, the Trustee, subject to the procedures of DTC, will select the Notes to be redeemed on a pro rata basis, by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note less than $2,000 in original principal amount will be redeemed in part. If we redeem any Note in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof (or transferred by book entry) upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of the Notes to be redeemed, plus accrued and unpaid interest thereon.

Subsidiary Guarantees

The Subsidiary Guarantors, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally Guarantee on a senior unsecured basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee) and the Notes of each series, whether for payment of principal of or interest on the applicable Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the “Guaranteed Obligations”). Each of the Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guarantees. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Company will cause each Subsidiary (other than any Excluded Subsidiary) that enters into a Guarantee of any Indebtedness of the Company or of any Subsidiary Guarantor (provided, however, that the outstanding principal amount of such Indebtedness of the Company and of such Subsidiary Guarantors, in the aggregate, exceeds $100,000,000) to become a Subsidiary Guarantor in respect of the Notes of each series and, if applicable, execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will Guarantee payment of the applicable Notes. See “Certain Covenants—Future Subsidiary Guarantors” below.

Each Subsidiary Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations (subject to release as described below), (b) be binding upon each Subsidiary Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

The Subsidiary Guarantee of a Subsidiary Guarantor with respect to a series of Notes will be released:

(1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor;

(2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;

(3) upon such Subsidiary Guarantor becoming an Excluded Subsidiary;

(4) unless there is an existing Event of Default on the date the Subsidiary Guarantee would be released, at such time and for so long as such Subsidiary Guarantor does not Guarantee (other than a Guarantee that will be released upon the release of the applicable Subsidiary Guarantee) any Indebtedness of the Company or another Subsidiary Guarantor (other than Indebtedness of the Company or other Subsidiary Guarantors the outstanding principal amount of which, in the aggregate, does not exceed $100,000,000);

(5) at our election, during any Suspension Period with respect to such series of Notes if the Company provides an Officers’ Certificate to the Trustee stating that the Company elects to have such Subsidiary Guarantor released from its Subsidiary Guarantee; or

(6) if we exercise our legal defeasance option or our covenant defeasance option with respect to such series of Notes as described under “Defeasance” or if our obligations with respect to such series of Notes under the Indenture and the Notes of such series are discharged in accordance with the terms of the Indenture;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company and (ii) such sale or disposition is otherwise permitted by the Indenture.

The Trustee shall execute and deliver an appropriate instrument confirming the release of any such Subsidiary Guarantor upon request of the Company as provided in the Indenture.

Following the first day (the “Suspension Date”) that: (1) the Notes of a series have an Investment Grade Rating from at least two of the Rating Agencies, and (2) no Default has occurred and is continuing under the Indenture with respect to such Notes, the Company and its Subsidiaries will not be subject to the covenant described under “Certain Covenants—Future Subsidiary Guarantors” with respect to such Notes. In addition, upon and following the Suspension Date, the Company may elect to suspend the Subsidiary Guarantees with respect to such Notes. In the event that the Company and its Subsidiaries are not subject to the covenant described under “Certain Covenants—Future Subsidiary Guarantors” with respect to a series of Notes for any period of time as a result of the foregoing and on any subsequent date (the “Reversion Date”) both (1) one or more of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to such Notes below an Investment Grade Rating resulting in such Notes no longer having an Investment Grade Rating from at least two of the Rating Agencies and (2) the terms of any other debt securities of the Company or any of its Subsidiaries then outstanding include a future subsidiary guarantors covenant (that is substantially the same as the covenant described under “Certain Covenants—Future Subsidiary Guarantors”) that was previously suspended and that has become applicable upon a substantially concurrent reversion as a result of substantially the same ratings withdrawal or downgrade with respect to such debt securities (provided, however, that the aggregate principal amount then outstanding of such debt securities exceeds $100,000,000), then the Company and its Subsidiaries (other than Excluded Subsidiaries) shall thereafter again be subject to the covenant described under “Certain Covenants—Future Subsidiary Guarantors” with respect to such Notes with respect to future events and the Subsidiary Guarantees shall be reinstated with respect to such Notes (for the avoidance of doubt, it is understood and agreed that the “Future Subsidiary Guarantors” covenant in each of the 2015 Euro Indenture, the 2016 Indenture, the 2017 Indenture, the 2020 Indenture and the 2021 Indentures is substantially the same as the covenant described under “Certain Covenants—Future Subsidiary Guarantors”). The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period”.

Notwithstanding that the “Future Subsidiary Guarantors” covenant may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with such covenant during the Suspension Period.

Ranking

The Indebtedness evidenced by the Exchange Notes and the Subsidiary Guarantees is unsecured and ranks pari passu in right of payment to the senior indebtedness of the Company and the Subsidiary Guarantors, as the case may be. The Exchange Notes are guaranteed by the Subsidiary Guarantors.

The Exchange Notes and the Subsidiary Guarantees are unsecured obligations of the Company and the Subsidiary Guarantors. Secured debt and other secured obligations of the Company and the Subsidiary Guarantors (including any obligations with respect to the Credit Agreements) will be effectively senior to the Exchange Notes and the Subsidiary Guarantees, to the extent of the value of the assets securing such debt or other obligations.

The Exchange Notes are structurally subordinated to all of the existing and future debt and other liabilities, including trade payables, of our Subsidiaries that do not guarantee the Exchange Notes (the “Non-Guarantor Subsidiaries”). The Non-Guarantor Subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the Exchange Notes or to make funds available to pay those amounts.

As of December 31, 2021, The Goodyear Tire & Rubber Company and the Subsidiary Guarantors had total assets of $13,567 million (including receivables due from Non-Guarantor Subsidiaries of $1,618 million). As of December 31, 2021, the Non-Guarantor Subsidiaries had total assets of $11,824 million.

For the year ended December 31, 2021, The Goodyear Tire & Rubber Company and the Subsidiary Guarantors generated net sales of $9,549 million and Goodyear net income of $542 million. For the year ended December 31, 2021, the Non-Guarantor Subsidiaries generated net sales of $10,297 million and Goodyear net income of $360 million.

The above summarized financial information as of and for the year ended December 31, 2021 for The Goodyear Tire & Rubber Company and the Subsidiary Guarantors is presented on a combined basis after elimination of (i) intercompany transactions and balances among The Goodyear Tire & Rubber Company and the Subsidiary Guarantors and (ii) equity in earnings from and investments in any Non-Guarantor Subsidiary. The above summarized financial information as of and for the year ended December 31, 2021 for the Non-Guarantor Subsidiaries is presented on a combined basis after elimination of intercompany transactions and balances among the Non-Guarantor Subsidiaries. The above summarized financial information does not eliminate intercompany transactions and balances among the Subsidiary Guarantors and the Non-Guarantor Subsidiaries.

Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations – Supplemental Guarantor Financial Information in the Company’s 2021 Form 10-K, where the Company presents summarized financial information as of and for the year ended December 31, 2021 for the Company and the Subsidiary Guarantors.

As of December 31, 2021, there was outstanding:

(1) approximately $5.1 billion of senior Indebtedness of the Company, of which approximately $189 million was secured (exclusive of unused commitments under its credit agreements);

(2) approximately $5.0 billion of senior Indebtedness of the Subsidiary Guarantors, including guarantees of Indebtedness of the Company, of which none was secured; and

(3) approximately $2.1 billion of total Indebtedness of the Non-Guarantor Subsidiaries (in each case, exclusive of unused commitments under their credit agreements).

The Indenture does not limit the Incurrence of Indebtedness by the Company or any of its Subsidiaries. The Company and its Subsidiaries may be able to Incur substantial amounts of additional Indebtedness in certain circumstances. Such Indebtedness may be senior indebtedness and, subject to certain limitations, may be secured. See “Certain Covenants—Limitation on Liens” below.

The Exchange Notes will rank equally in all respects with all other senior indebtedness of the Company. Unsecured indebtedness is not deemed to be subordinate or junior to secured indebtedness merely because it is unsecured.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, each Holder will have the right to require the Company to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Change of Control” means the occurrence of any of the following:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3) the sale of all or substantially all the assets of the Company (as determined on a Consolidated basis) to another Person (other than to the Company and/or one or more of its Subsidiaries).

“Rating Event” means, with respect to a series of Notes:

(1) if the Notes are rated below an Investment Grade Rating by each of the three Rating Agencies on the first day of the Trigger Period, the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period (and/or cease to be rated) by at least two of the Rating Agencies on any date during the Trigger Period;

(2) if the Notes are rated an Investment Grade Rating by each of the three Rating Agencies on the first day of the Trigger Period, the Notes are downgraded to below an Investment Grade Rating (i.e., below BBB- or Baa3) (and/or cease to be rated) by at least two of the Rating Agencies on any date during the Trigger Period; or

(3) if the Notes are not rated an Investment Grade Rating by each of the three Rating Agencies and are not rated below an Investment Grade Rating by each of the three Rating Agencies, in each case on the first day of the Trigger Period, and with respect to at least two of the Rating Agencies:

(A) if the Notes are rated an Investment Grade Rating by such Rating Agency on the first day of the Trigger Period, the Notes are downgraded to below an Investment Grade Rating (i.e., below BBB- or Baa3) (and/or cease to be rated) by such Rating Agency on any date during the Trigger Period, and

(B) if the Notes are not rated an Investment Grade Rating by such Rating Agency on the first day of the Trigger Period, the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period (and/or cease to be rated) by such Rating Agency on any date during the Trigger Period;

provided that a Rating Event otherwise arising by virtue of a particular downgrade in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Company that the reduction was the result of the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event); provided, further, that, for purposes of clauses (1), (2) and (3) above, (i) in the event that one Rating Agency does not provide a rating of the Notes on the first day of the Trigger Period, such absence of rating shall not be treated as a downgrade in the rating of the Notes by such Rating Agency and shall instead be treated as an Investment Grade Rating of the Notes by such Rating Agency that is not downgraded during the Trigger Period and (ii) in the event that more than one Rating Agency does not provide a rating of the Notes on the first day of the Trigger Period, such absence of rating shall be treated as both a downgrade in the rating of the Notes by at least one rating category by such Rating Agencies and a downgrade that results in the Notes no longer having an Investment Grade Rating by such Rating Agencies for purposes of clauses (1), (2) and (3) above and shall not be subject to the immediately preceding proviso.

“Trigger Period” means the period commencing on the first public announcement by the Company of the occurrence of a Change of Control or of the Company’s intention to effect a Change of Control and continuing until the end of the 60-day period following public notice of the occurrence of such Change of Control (which 60-day period shall be extended so long as the rating of the applicable series of Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

Within 30 days following any Change of Control Triggering Event with respect to a series of Notes or, at our option, prior to any Change of Control but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail (or with respect to global Notes, to the extent permitted or required by applicable DTC procedures or regulations, send electronically) a notice to each Holder of such series of Notes with a copy to the Trustee (the “Change of Control Offer”), stating:

(1) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Notes of such series at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts and financial information regarding such Change of Control Triggering Event;

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent) (the “Change of Control Payment Date”); and

(4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

The notice of the Change of Control Offer, if mailed or sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this covenant applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. In addition, the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if the applicable Notes have been or are called for redemption by the Company prior to it being required to deliver notice of the Change of Control Offer, and thereafter redeems all Notes called for redemption in accordance with the terms set forth in the redemption notice for such redemption.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

The Change of Control Triggering Event purchase feature is a result of negotiations between the Company and the underwriters. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Liens” and “—Limitation on Sale/Leaseback Transactions”. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The definition of Change of Control includes a phrase relating to the sale of “all or substantially all” the assets of the Company (as determined on a Consolidated basis). Although there is a developing body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Company to purchase its Notes as a result of a sale of less than all of the assets of the Company (as determined on a Consolidated basis) to another Person may be uncertain.

The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreements. Future senior indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such senior indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to purchase the Notes of a series could cause a default under such senior indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the Holders upon a purchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases.

The provisions under the Indenture relative to the Company’s obligation to make an offer to purchase the Notes of a series as a result of a Change of Control Triggering Event with respect to such series may be waived or modified with the written consent of the Holders of at least a majority in principal amount of the Notes of the applicable series.

Certain Covenants

The Indenture contains covenants including, among others, those summarized below.

Limitation on Liens. With respect to the Notes of a series, the Company will not, and will not permit any Manufacturing Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any Principal Property or Capital Stock of a Manufacturing Subsidiary, whether owned at the Issue Date or thereafter acquired, which Initial Lien secures any Indebtedness for borrowed money, other than Permitted Liens, without effectively providing that the Notes of such series shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

“Permitted Liens” shall consist of the following:

(1) Liens to secure U.S. Bank Indebtedness in an aggregate principal amount not to exceed $3.5 billion;

(2) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness for borrowed money) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(4) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(5) Liens in favor of issuers of surety or performance bonds or letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) Liens securing Indebtedness for borrowed money Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (including Finance Lease Obligations) and Refinancing Indebtedness in respect thereof; provided, however, that the Lien may not extend to any other property (other than accessions thereto, proceeds and products thereof and property related to the property being financed or through cross-collateralization of individual financings of equipment provided by the same lender) owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness for borrowed money (other than any interest thereon) secured by the Lien may not be Incurred more than one year after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(8) Liens existing on the Issue Date (other than Liens referred to in the foregoing clause (1));

(9) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries, except pursuant to after-acquired property clauses existing in the applicable agreements at the time such Person becomes a Subsidiary which do not extend to property transferred to such Person by the Company or a Manufacturing Subsidiary;

(10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

(11) Liens securing Indebtedness for borrowed money or other obligations of the Company or of a Subsidiary owing to the Company or to a Subsidiary of the Company;

(12) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness for borrowed money secured by any Lien referred to in the foregoing clauses (7), (8), (9) and (10); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds, dividends or distributions in respect thereof), and

(B) the Indebtedness for borrowed money secured by such Lien at such time is not increased to any amount greater than the sum of:

(i) the outstanding principal amount or, if greater, committed amount of the applicable Indebtedness for borrowed money secured by Liens described under clauses (7), (8), (9) or (10) hereof at the time the original Lien became a Permitted Lien under the Indenture; and

(ii) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings;

(13) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(14) landlords’ liens on fixtures located on premises leased by the Company or any of its Subsidiaries in the ordinary course of business;

(15) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries; and

(16) other Liens to secure Indebtedness for borrowed money as long as the amount of outstanding Indebtedness for borrowed money secured by Liens Incurred pursuant to this clause (16), when aggregated with the amount of Attributable Debt outstanding and Incurred in reliance on clause (4) under “Certain Covenants—Limitation on Sale/Leaseback Transactions”, does not exceed 12.5% of Consolidated Net Tangible Assets at the time any such Lien is granted.

Any Lien created for the benefit of the Holders of the Notes of such series pursuant to the first paragraph of this covenant shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Limitation on Sale/Leaseback Transactions. With respect to the Notes of a series, the Company will not, and will not permit any Manufacturing Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any Principal Property owned on the Issue Date unless:

(1) the Company or such Manufacturing Subsidiary would be entitled as described in clauses (1) through (15) of the definition of “Permitted Liens”, without equally and ratably securing the Notes of such series then outstanding under the Indenture, to Incur Indebtedness for borrowed money secured by a Lien on such Principal Property in the amount equal to the Attributable Debt arising from such Sale/Leaseback Transaction;

(2) the Company or such Manufacturing Subsidiary, within 360 days after the sale of such Principal Property in connection with which such Sale/Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such Principal Property to either (or a combination of) (i) the retirement of the Notes of such series or other Funded Debt of the Company or a Subsidiary or (ii) the purchase of Additional Assets;

(3) the lease is for a period not in excess of three years; or

(4) the Attributable Debt of the Company and its Manufacturing Subsidiaries in respect of such Sale/ Leaseback Transaction and all other Sale/Leaseback Transactions entered into after the Issue Date (other than any such Sale/Leaseback Transaction as would be permitted as described in clauses (1) through (3) of this sentence), plus the aggregate principal amount of Indebtedness for borrowed money then outstanding secured by Liens on any Principal Property or Capital Stock of a Manufacturing Subsidiary (not including any such Indebtedness for borrowed money secured by Liens described in clauses (1) through (15) of the definition of “Permitted Liens”) which do not equally and ratably secure such outstanding Notes of such series (or secure such outstanding Notes of such series on a basis that is prior to other Indebtedness for borrowed money secured thereby), would not exceed 12.5% of Consolidated Net Tangible Assets.

Future Subsidiary Guarantors. With respect to the Notes of a series, the Company will cause each Subsidiary (other than any Excluded Subsidiary) that Guarantees any Indebtedness of the Company or of any Subsidiary Guarantor (provided, however, that the outstanding principal amount of such Indebtedness of the Company and of such Subsidiary Guarantors, in the aggregate, exceeds $100,000,000) to become a Subsidiary Guarantor in respect of the Notes of such series and, if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in the Indenture pursuant to which such Subsidiary will Guarantee payment of the Notes of such series. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. This covenant is subject to suspension. See “Subsidiary Guarantees” above.

The Company, at its option, may cause any Subsidiary of the Company to become a Subsidiary Guarantor of the Notes of a series and if such Subsidiary is not otherwise required under the Indenture to provide a Subsidiary Guarantee in respect of the Notes of such series, the Company, at its option, may cause any such Subsidiary Guarantee to be released, subject to applicable law.

SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also will comply with the other provisions of Section 314(a) of the TIA.

Notwithstanding the foregoing, if the Company has filed the reports and information referred to in the preceding paragraph with the SEC via the EDGAR filing system (or any successor thereto) and such reports and information are publicly available, then the Company will be deemed to have provided and furnished such reports and information to the Trustee and the Holders in satisfaction of the requirements to “provide” and “furnish” such applicable reports or information as referred to in the preceding paragraph. Delivery of such reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of such reports, information and documents does not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates delivered pursuant to the Indenture). The Trustee shall not be obligated to (i) monitor or confirm, on a continuing basis or otherwise, our compliance with our covenants under the Indenture or with respect to any reports or other documents filed by us with the SEC, the EDGAR filing system (or any successor thereto) or any website, or (ii) participate in any conference calls.

At any time we are not subject to Section 13 or 15(d) of the Exchange Act, we will, so long as any of the Notes, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A under the Securities Act.

Merger and Consolidation

With respect to the Notes of a series, the Company will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets, in one or a series of related transactions, to any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes of such series and the Indenture applicable to the Notes of such series;

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture applicable to the Notes of such series.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture applicable to the Notes of such series, and the predecessor Company, other than in the case of a lease, will be released from the obligation to pay the principal of and interest on the Notes of such series.

In addition, with respect to the Notes of a series, the Company will not permit any Subsidiary Guarantor to, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, in one or a series of related transactions, to any Person, unless:

(A) except in the case of a Subsidiary Guarantor (i) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (ii) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person will be a corporation organized and existing under the laws of the United States of America, any state thereof, the District of Columbia or any other jurisdiction under which such Subsidiary Guarantor was organized, and such Person (if not such Subsidiary Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee in respect of the Notes of such series;

(B) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(C) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture applicable to the Notes of such series.

Notwithstanding the foregoing:

(A) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor; and

(B) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any state thereof or the District of Columbia to realize tax or other benefits.

Defaults

Each of the following is an “Event of Default” with respect to the applicable series of Notes:

(1) a default in any payment of interest on any Note of such series when due and payable, and such default continues for 30 days;

(2) a default in the payment of principal of any Note of such series when due and payable at its Stated Maturity, upon optional redemption or required repurchase or redemption, upon declaration of acceleration or otherwise;

(3) the failure by the Company or any Subsidiary Guarantor to comply with its obligations under the covenant described under “Merger and Consolidation” above;

(4) the failure by the Company to comply for 45 days after receipt of the notice as specified in the Indenture with any of its obligations under the covenant described under “Change of Control Triggering Event” above (other than a failure to purchase the applicable Notes);

(5) the failure by the Company or any Manufacturing Subsidiary to comply for 60 days after receipt of the notice as specified in the Indenture with its other agreements contained in the Indenture applicable to the Notes of such series;

(6) the failure by the Company or any Manufacturing Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $150.0 million or its foreign currency equivalent;

(7) certain events of bankruptcy, insolvency or reorganization of the Company;

(8) the rendering of any final and nonappealable judgment or decree (not covered by insurance) for the payment of money in excess of $150.0 million or its foreign currency equivalent (treating any deductibles, self-insurance or retention as not so covered) against the Company or a Significant Subsidiary and such final judgment or decree remains outstanding and is not satisfied, discharged or waived within a period of 60 days following such judgment; or

(9) any Subsidiary Guarantee in respect of the Notes of such series by any Subsidiary Guarantor that is a Significant Subsidiary or a group of Subsidiary Guarantors which collectively (as of the then most recent audited consolidated financial statements for the Company) would constitute a Significant Subsidiary, in each case ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any such Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under the Indenture applicable to the Notes of such series or any Subsidiary Guarantee in respect of the Notes of such series and such Default continues for 10 days after receipt of the notice as specified in the Indenture.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (4), (5), (6), (8) or (9) will not constitute an Event of Default for a series of Notes until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes of the applicable series notify the Company and the Trustee of the default and the Company or the Subsidiary, as applicable, does not cure such default within the time specified in clauses (4), (5), (6), (8) or (9) after receipt of such notice.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing with respect to a series of Notes, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes of such series by notice to the Company

(and to the Trustee if given by Holders) may declare the principal of and accrued but unpaid interest on all the Notes of such series to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and accrued but unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of at least a majority in principal amount of the outstanding Notes of an applicable series may rescind any such acceleration with respect to such series of Notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing with respect to a series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes of such series unless such Holders have offered to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, including by way of pre-funding. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note of a series may pursue any remedy with respect to the Indenture or the Notes of such series unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing with respect to the Notes of such series;

(2) Holders of at least 25% in principal amount of the outstanding Notes of such series have requested in writing that the Trustee pursue the remedy;

(3) such Holders have offered the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity; and

(5) the Holders of at least a majority in principal amount of the outstanding Notes of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of at least a majority in principal amount of the outstanding Notes of a series will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, in each case with respect to the Notes of such series. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note of such series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

If a Default with respect to the Notes of a series occurs and is continuing and is actually known to a Trust Officer, the Trustee must mail or deliver to each Holder of the Notes of such series, notice of the Default within 90 days after it is actually known to a Trust Officer. Except in the case of a Default in the payment of principal of or interest on any Note of a series (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders of the Notes of the applicable series. In addition, the Company will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default with respect to the Notes of a series that occurred during the previous year. The Company will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default with respect to the Notes of a series, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture (as it relates to the Notes of a series) or the Notes of a series may be amended with the written consent of the Holders of at least a majority in principal amount of the Notes of such series then outstanding voting as a single class and any past default or compliance with any provisions with respect to a series of Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes of such series then outstanding voting as a single class. However, without the consent of each Holder of an outstanding Note of any series affected thereby, no amendment with respect to Notes of such series may, among other things:

(1) reduce the amount of the Notes of such series whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Note of such series;

(3) reduce the principal of or extend the Stated Maturity of any Note of such series;

(4) reduce the premium payable upon the redemption of any Note of such series or change the time at which any Note of such series may be redeemed as described under “Optional Redemption” above;

(5) make any Note of such series payable in money other than that stated in such Note of such series;

(6) impair the right of any Holder of Notes of such series to receive payment of principal of, and interest on, such Holder’s Notes of such series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes of such series;

(7) make any change in the amendment provisions which require the consent of each Holder of a Note of such series or in the waiver provisions; or

(8) make any change in, or release other than in accordance with the Indenture, any Subsidiary Guarantee in respect of the Notes of such series that would adversely affect the Holders of the Notes of such series.

The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

Without the consent of any Holder of the Notes of a series, the Company, the Subsidiary Guarantors and the Trustee, as applicable, may amend the Indenture or the Notes of a series to:

(1) cure any ambiguity, omission, defect or inconsistency, as set forth in an Officers’ Certificate;

(2) provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture in compliance with the provisions under “Merger and Consolidation”;

(3) provide for uncertificated Notes of such series in addition to or in place of certificated Notes of such series; provided, however, that the uncertificated Notes of such series are issued in registered form for Federal income tax purposes;

(4) add additional Guarantees with respect to the Notes of such series or to confirm and evidence the release, termination or discharge of any Guarantee with respect to the Notes of such series when such release, termination or discharge is permitted under the Indenture;

(5) add to the covenants of the Company for the benefit of the Holders of Notes of such series or to surrender any right or power conferred upon the Company;

(6) make any change that does not adversely affect the rights of any Holder of Notes of such series in any material respect, subject to the provisions of the Indenture, as set forth in an Officers’ Certificate;

(7) make any amendment to the provisions of the Indenture relating to the form, authentication, transfer and legending of Notes of such series; provided, however, that

(A) compliance with the Indenture as so amended would not result in Notes of such series being transferred in violation of the Securities Act or any other applicable securities law, and

(B) such amendment does not materially affect the rights of Holders to transfer Notes of such series;

(8) provide for the issuance of Additional Notes of such series in accordance with the terms of the Indenture;

(9) comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA;

(10) convey, transfer, assign, mortgage or pledge as security for the Notes of such series any property or assets in accordance with the covenant described under “Certain Covenants—Limitation on Liens”; or

(11) conform any provision of the Indenture or the Notes of such series to this “Description of the Exchange Notes”.

After an amendment becomes effective with respect to a series of Notes, the Company is required to mail or send to Holders of the Notes of such series a notice briefly describing such amendment. However, the failure to give such notice to all such Holders, or any defect therein, will not impair or affect the validity of the amendment.

Transfer and Exchange

A Holder will be able to transfer or exchange its Exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company will not be required to make and the Registrar need not register transfers or exchanges of any Exchange Notes selected for redemption (except, in the case of Exchange Notes to be redeemed in part, the portion thereof not to be redeemed) or any Exchange Notes for a period of 15 days prior to a selection of Exchange Notes to be redeemed or any Exchange Notes for a period of 15 days prior to an interest payment date. The Exchange Notes will be issued in registered form and the Holder will be treated as the owner of such Exchange Note for all purposes. The transferor of any Exchange Note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including, without limitation, any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Satisfaction and Discharge

When (1) the Company delivers to the Trustee all outstanding Notes of a series for cancellation or (2) all outstanding Notes of a series have become due and payable, whether at maturity or on a redemption date as a result of the mailing or giving of notice of redemption and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations (or any combination thereof) sufficient (if U.S. Government Obligations are deposited, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent accountants expressed in a written certification thereof delivered to the Trustee) to pay at maturity or upon redemption all outstanding Notes of such series, including premium, if any, and interest thereon to maturity or such redemption date, and if in any case the Company pays all other applicable sums payable under the Indenture by the Company, then the Indenture shall, subject to certain exceptions, cease to be of further effect as it relates to the Notes of such series.

Defeasance

The Company may, as described below, at any time terminate all its obligations under the Notes of a series and the Indenture as applicable to the Notes of such series (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes of such series, to replace mutilated, destroyed, lost or stolen Notes of such series and to maintain a Registrar and Paying Agent in respect of the Notes of such series.

In addition, the Company may, as described below, at any time, with respect to a series of Notes, terminate:

(1) the obligations under the covenants described under “Change of Control Triggering Event”, “Certain Covenants” and “Merger and Consolidation”, and

(2) the operation of clauses (3), (4), (5), (6), (8) and (9) under “Defaults” above (“covenant defeasance”).

In the event that the Company exercises its legal defeasance option or its covenant defeasance option with respect to the Notes of a series, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee in respect of the Notes of such series.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option with respect to the Notes of a series, payment of the Notes of such series may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option with respect to the Notes of a series, payment of the Notes of such series may not be accelerated because of an Event of Default with respect thereto specified in clause (3), (4), (5), (6), (8) or (9) under “Defaults” above.

In order to exercise either defeasance option with respect to the Notes of a series, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and interest in respect of the Notes of the applicable series to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of the Notes of the applicable series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

Computershare Trust Company, N.A., as successor to Wells Fargo Bank, N.A., is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes. The Trustee and its affiliates have engaged, currently are engaged, and may in the future engage in financial or other transactions with the Company, the Subsidiary Guarantors and their and our affiliates in the ordinary course of their respective businesses, subject to the TIA. The Trustee assumes no responsibility for the accuracy or completeness of the information concerning the Company or its affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. Neither the Trustee nor any Paying Agent shall be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any rating event based upon the rating of any series of Notes by any Rating Agency has occurred. Neither the Trustee nor any Paying Agent shall be responsible for determining whether any Change of Control Triggering Event has occurred and whether any Change of Control Offer with respect to any series of Notes is required.

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The Indenture and provisions of the TIA that are incorporated by reference therein contain limitations on the rights of the Trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the TIA), it must eliminate such conflict or resign as provided in the Indenture.

Governing Law; Jury Trial Waiver

The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Indenture provides that each of the Company, the Subsidiary Guarantors and the Trustee, and each Holder of a Note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes, the Subsidiary Guarantees or any transaction contemplated thereby.

Certain Definitions

“Additional Assets” means:

(1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Subsidiary;

(2) the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary; provided, however, that any such Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” means, with respect to any Sale/Leaseback Transaction that does not result in a Finance Lease Obligation, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of:

(1) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated), and

(2) the Attributable Debt determined assuming no such termination.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment by

(2) the sum of all such payments.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of the board of directors of the Company.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Assets of the Company and Subsidiaries” means, as at the date as of which any determination is being or to be made, the consolidated total assets of the Company and Subsidiaries as set forth on the consolidated balance sheet of the Company for the then most recently ended fiscal quarter of the Company (which consolidated balance sheet has been filed with the SEC pursuant to the Exchange Act).

“Consolidated Net Tangible Assets” means, as of the date of determination, the Consolidated Assets of the Company and Subsidiaries after deducting therefrom all goodwill and other intangibles, all as set forth on the consolidated balance sheet of the Company for the then most recently ended fiscal quarter of the Company (which consolidated balance sheet has been filed with the SEC pursuant to the Exchange Act).

“Consolidation” means, unless the context otherwise requires, the consolidation of (1) in the case of the Company, the accounts of each of the Subsidiaries with those of the Company and (2) in the case of a Subsidiary (the “Specified Subsidiary”), the accounts of each Subsidiary of such Specified Subsidiary with those of such Specified Subsidiary, in each case in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any Excluded Subsidiary, but the interest of the Company or any Subsidiary in an Excluded Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Credit Agreements” means the U.S. Credit Agreements and the European Credit Agreement.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

(3) is redeemable at the option of the holder thereof, in whole or in part;

in the case of each of clauses (1), (2) and (3), on or prior to 180 days after the Stated Maturity of the applicable series of Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring on or prior to the date that is 180 days after the Stated Maturity of the applicable series of Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable in any material respect to the holders of such Capital Stock than the “asset sale” and “change of control” provisions contained in the 2015 Euro Indenture, the 2016 Indenture, the 2017 Indenture, the 2020 Indenture and the 2021 Indentures; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, retirement, death or disability.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“European Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated as of March 27, 2019, among the Company, Goodyear Europe B.V., Goodyear Dunlop Tires Germany GmbH, Goodyear Dunlop Tires Operations S.A., the lenders party thereto, J.P. Morgan Europe Limited, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Collateral Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes of the applicable series at the time outstanding).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means any Subsidiary that (i) is an “Unrestricted Subsidiary” for purposes of each of the Credit Agreements and each of the Specified Notes, and any Refinancing (or successive Refinancings) of the same, in each case as amended, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with its terms, and (ii) does not guarantee any Indebtedness under any of the debt facilities or securities described in clause (i).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction as such price is, unless specified otherwise in the Indenture, determined in good faith by a Financial Officer of the Company or by the Board of Directors.

“Finance Lease Obligations” means an obligation that is required to be classified and accounted for as a finance lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

“Financial Officer” means the Chief Financial Officer, the Treasurer, any Assistant Treasurer or the Chief Accounting Officer of the Company, or any Senior Vice President or higher ranking executive to whom any of the foregoing report.

“Fitch” means Fitch Ratings, Inc., and any successor thereto.

“Funded Debt” of any Person means, as at any date as of which any determination thereof is being or to be made, any Indebtedness of such Person that by its terms (i) will mature more than one year after the date it was Incurred by such Person, or (ii) will mature one year or less after the date it was Incurred which at such date of determination may be renewed or extended at the election or option of such Person so as to mature more than one year after such date of determination.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(2) statements and pronouncements of the Financial Accounting Standards Board,

(3) such other statements by such other entities as approved by a significant segment of the accounting profession, and

(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” means any Person Guaranteeing any obligation.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or raw materials hedge agreement.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bank guarantee, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions securing obligations (other than obligations described in clauses (1), (2) and (5)) entered into in the ordinary course of business of such Person to the extent such letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit, bank guarantee, bankers’ acceptance or similar credit transaction);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5) all Finance Lease Obligations and all Attributable Debt of such Person;

(6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any preferred stock (but excluding, in each case, any accrued and unpaid dividends);

(7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

(A) the Fair Market Value of such asset at such date of determination, and

(B) the amount of such Indebtedness of such other Persons;

(8) Hedging Obligations of such Person; and

(9) all obligations of the type referred to in clauses (1) through (8) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by Standard & Poor’s and BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Issue Date” means May 18, 2021.

“Legal Holiday” means a Saturday, Sunday or other day on which the Trustee or banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge in the nature of an encumbrance of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Manufacturing Subsidiary” means a Subsidiary engaged primarily in manufacturing tires or other automotive products (i) that was formed under the laws of the United States of America, any state thereof or the District of Columbia, (ii) substantially all the assets of which are located within, and substantially all the operations of which are conducted within, any one or more of the states of the United States of America, and (iii) which has assets in excess of 5% of the total amount of Consolidated Assets of the Company and Subsidiaries, as shown on the consolidated balance sheet for the then most recently ended fiscal quarter of the Company (which consolidated balance sheet has been filed with the SEC pursuant to the Exchange Act); except that such term shall not include any Subsidiary the principal business of which is financing accounts receivable, leasing, owning and developing real estate, engaging in transportation activities, or engaging in distribution, sales and related activities.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. “Officer” of a Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel to the Company or a Subsidiary Guarantor, or other counsel who is acceptable to the Trustee.

“Permitted Business” means any business engaged in by the Company or any Subsidiary on the Issue Date and any Related Business.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Principal Property” means any manufacturing plant or equipment owned by the Company or a Manufacturing Subsidiary which satisfies each of the following: (a) is used primarily to manufacture tires or other automotive products, (b) is located within any one or more of the states of the United States of America and (c) has a net book value as set forth on the consolidated balance sheet of the Company for the then most recently ended fiscal quarter of the Company (which consolidated balance sheet has been filed with the SEC pursuant to the Exchange Act) that exceeds 1% of Consolidated Net Tangible Assets; provided, however, that “Principal Property” shall not include (i) tire retreading plants, facilities or equipment, (ii) manufacturing plants, facilities or equipment which, in the opinion of the Board of Directors, are not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole, or (iii) plants, facilities or equipment which, in the opinion of the Board of Directors, are used primarily for transportation, distribution, sales or warehousing.

“Rating Agency” means Moody’s, Standard & Poor’s and Fitch or, if any one or more of Moody’s, Standard & Poor’s or Fitch shall not make a rating on a series of Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted, in respect of such series of Notes, for any one or more of Moody’s, Standard & Poor’s or Fitch, as the case may be.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, including, in any such case from time to time, after the discharge of the Indebtedness being Refinanced. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company or any Subsidiary that Refinances Refinancing Indebtedness); provided, however, that:

(1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount of the Indebtedness being refinanced (or if issued with original issue discount, the aggregate accreted value) then outstanding (or that would be outstanding if the entire committed amount of any credit facility being Refinanced were fully drawn) (plus fees and expenses, including any premium and defeasance costs), and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include Indebtedness of the Company or a Subsidiary (other than an Excluded Subsidiary) that Refinances Indebtedness of an Excluded Subsidiary.

“Related Business” means any business reasonably related, ancillary or complementary to the businesses of the Company and its Subsidiaries on the Issue Date.

“Sale/Leaseback Transaction” means an arrangement relating to property, plant or equipment owned by the Company or a Manufacturing Subsidiary on the Issue Date whereby the Company or a Manufacturing Subsidiary transfers such property to a Person and the Company or such Manufacturing Subsidiary leases it from such Person, other than (i) leases between the Company and a Subsidiary or between Subsidiaries or (ii) any such transaction entered into with respect to any property, plant or equipment or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property, plant or equipment or such improvements (or, if later, the commencement of commercial operation of any such property, plant or equipment), as the case may be, to finance the cost of such property, plant or equipment or such improvements, as the case may be.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Specified Notes” means the Company’s 5% Senior Notes due 2026 and 9.5% Senior Notes due 2025 and Goodyear Europe B.V.’s 3.75% Senior Notes due 2023.

“Standard & Poor’s” means S&P Global Ratings, an S&P Financial Services LLC business, and any successor thereto.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1) such Person,

(2) such Person and one or more Subsidiaries of such Person, or

(3) one or more Subsidiaries of such Person.

Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in the Indenture shall refer to a direct or indirect Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantee” means each Guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of the Indenture.

“Subsidiary Guarantor” means any Subsidiary that has issued a Subsidiary Guarantee.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Issue Date.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters having direct responsibility for administering the Indenture, and any other officer of the Trustee to whom a matter arising under the Indenture may be referred.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“2015 Euro Indenture” means the Indenture dated as of December 15, 2015, among Goodyear Dunlop Tires Europe B.V. (now known as Goodyear Europe B.V.), the Company, the subsidiary guarantors party thereto, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as principal paying agent and transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and Luxembourg paying agent and transfer agent.

“2016 Indenture” means the Base Indenture, as supplemented by the Fifth Supplemental Indenture dated as of May 13, 2016, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

“2017 Indenture” means the Base Indenture, as supplemented by the Sixth Supplemental Indenture dated as of March 7, 2017, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

“2020 Indenture” means the Base Indenture, as supplemented by the Seventh Supplemental Indenture dated as of May 18, 2020, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

“2021 Indentures” means (i) the Base Indenture, as supplemented by the Eighth Supplemental Indenture dated as of April 6, 2021, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee, and (ii) the Base Indenture, as supplemented by the Ninth Supplemental Indenture dated as of April 6, 2021, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

“U.S. Bank Indebtedness” means any and all amounts payable under or in respect of the U.S. Credit Agreements and any Refinancing Indebtedness with respect thereto or with respect to such Refinancing Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.

“U.S. Credit Agreements” means:

(1) (A) the Amended and Restated First Lien Credit Agreement, dated as of June 7, 2021, among the Company, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and (B) the Amended and Restated Second Lien Credit Agreement, dated as of March 7, 2018, among the Company, the lenders party thereto, Deutsche Bank Trust Company Americas, as Collateral Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent, and

(2) whether or not the agreements referred to in clause (i) remain outstanding, if designated by the Company to be included in the definition of “U.S. Credit Agreements”, one or more (A) debt facilities providing for revolving credit loans, term loans or letters of credit (including bank guarantees or bankers’ acceptances) or (B) debt securities, indentures or other forms of capital markets debt financing (including convertible or exchangeable debt instruments), in each case of this clause (ii), with the same or different borrowers or issuers, in each case of clauses (1) and (2), each as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

BOOK-ENTRY; DELIVERY AND FORM

Upon closing of the Exchange Offers, each series of the Exchange Notes will be represented by one or more fully registered global securities. Each such global security will be deposited with or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Exchange Notes in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear Bank SA/NV or Clearstream Banking S.A. clearance systems may hold beneficial interests in the Exchange Notes through the accounts that each of these systems maintain as participants in DTC.

So long as DTC or its nominee is the registered owner of the global securities, DTC or its nominee, as the case may be, will be the sole holder of the Exchange Notes represented thereby for all purposes under the indenture governing the Exchange Notes. Except as otherwise provided in this section, the beneficial owners of the global securities representing the Exchange Notes will not be entitled to receive physical delivery of certificated Exchange Notes and will not be considered the holders thereof for any purpose under the indenture, and the global securities representing the Exchange Notes shall not be exchangeable or transferable. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in the global securities representing the Exchange Notes.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by them. Neither the Company nor the Trustee takes any responsibility for these operations and procedures, and investors are urged to contact DTC or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants. Any notices required to be given to the holders while the Exchange Notes are global securities will be given only to DTC.

DTC has also advised the Company that, pursuant to procedures established by it, ownership of interests in the global securities will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global securities).

Investors in the global securities who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global securities who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a global security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a global security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the global securities will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the Exchange Notes for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a global security registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the Exchange Notes. Under the terms of the indenture governing the Exchange Notes, the Company and the Trustee will treat the persons in whose names the Exchange Notes, including the global securities, are registered as the owners of the Exchange Notes for the purpose of receiving payments and for all other purposes.

Consequently, neither the Company nor the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any of DTC’s records, or any Participant’s or Indirect Participant’s records, relating to the beneficial ownership interests in the global securities; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the global securities for legended Exchange Notes in certificated form and to distribute such Exchange Notes to its Participants.

Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or the Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certificated Exchange Notes

A global security is exchangeable for a certificated Exchange Note if:

(1)

DTC (a) notifies the Company that it is unwilling or unable to continue as depository for the global securities or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depository within 120 days of such notice or after the Company becomes aware of such cessation;

(2)	the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of the certificated Exchange Notes; or

(3)	there has occurred and is continuing an event of default with respect to the Exchange Notes.

In all cases, certificated Exchange Notes delivered in exchange for any global security or beneficial interests in global securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures). In connection with any proposed exchange of a global security for a certificated Exchange Note, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the U.S. Internal Revenue Code of 1986, as amended (the ‘‘Code’’). The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Exchange of Certificated Exchange Notes for Global Securities

Certificated Exchange Notes may not be exchanged for beneficial interests in any global security unless the transferor first delivers to the Trustee a written certificate (in the form provided for in the Indenture) to the effect that such transfer will comply with any transfer restrictions applicable to such Exchange Notes.

Same Day Settlement and Payment

The Company will make payments in respect of the Exchange Notes represented by the global securities (including principal, premium and interest, if any) by wire transfer of immediately available funds to the accounts specified by the global security holder. The Company will make all payments of principal, premium and interest, if any, with respect to certificated Exchange Notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated Exchange Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Exchange Notes represented by the global securities are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Exchange Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated Exchange Notes will also be settled in immediately available funds.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of an exchange of Restricted Notes for Exchange Notes pursuant to the Exchange Offers. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address all of the tax considerations that may be relevant to a particular holder in light of the holder’s circumstances, or to certain categories of holders that may be subject to special rules. This summary does not consider any tax consequences arising under U.S. alternative minimum tax law, U.S. federal gift and estate tax law, the Medicare tax on certain net investment income or under the laws of any foreign, state, local or other jurisdiction. Each holder should consult its own independent tax advisor regarding its particular situation and the U.S. federal, state, local and foreign tax consequences of exchanging the Restricted Notes for Exchange Notes and purchasing, holding and disposing of the Exchange Notes, including the consequences of any proposed change in applicable laws.

The exchange of Restricted Notes for Exchange Notes in the Exchange Offers will not constitute a taxable event for U.S. federal income tax purposes. Consequently, for such purposes, a holder will not recognize gain upon receipt of an Exchange Note in exchange for a Restricted Note in the Exchange Offers, the holder’s adjusted tax basis (and adjusted issue price) in the Exchange Note received in the Exchange Offers will be the same as its adjusted tax basis (and adjusted issue price) in the corresponding Restricted Note immediately before the exchange, and the holder’s holding period in the Exchange Note will include its holding period in the Restricted Note.

PLAN OF DISTRIBUTION

Any broker-dealer that holds Restricted Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Restricted Notes acquired directly from us) may exchange such Restricted Notes pursuant to the Exchange Offers. Any such broker-dealer may, however, be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes received by such broker-dealer in the Exchange Offers. Such prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus, as it may be amended or supplemented from time to time. We have agreed to use commercially reasonable best efforts to keep the registration statement, of which this prospectus forms a part, continuously effective for a period ending 180 days after the last date of acceptance of exchanges in the Exchange Offers. We have also agreed to provide sufficient copies of the latest version of this prospectus to broker-dealers promptly upon request at any time during such 180-day period (or shorter as provided in the foregoing sentence) in order to facilitate such resales.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the Exchange Notes and the Guarantees will be passed upon for us by Covington & Burling LLP, Washington, D.C. Certain legal matters relating to Ohio law will be passed upon for us by David E. Phillips, Senior Vice President and General Counsel of the Company. Mr. Phillips is paid a salary by us, is a participant in our Executive Annual Incentive Plan and equity compensation plans, and owns shares of our common stock and has options to purchase shares of our common stock. Certain legal matters relating to Arizona law will be passed upon for us by Squire Patton Boggs (US) LLP, Phoenix, Arizona. Certain legal matters relating to Indiana law and Kentucky law will be passed upon for us by Taft Stettinius & Hollister LLP, Cincinnati, Ohio. Certain legal matters relating to the laws of Ontario, Canada, will be passed upon for us by Gowling WLG (Canada) LLP, Toronto, Ontario.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Cooper Tire because it was acquired by the Company in a purchase business combination during 2021) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and schedule of Cooper Tire appearing in our Current Report on Form 8-K filed with the SEC on May 13, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, appearing therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

APPENDIX A

SPECIAL PROCEDURES AND REQUIREMENTS FOR CANADIAN HOLDERS

These special procedures and requirements for Canadian holders herein are in addition to all of the other instructions and requirements set out in this prospectus. Holders resident in any province or territory of Canada wishing to participate in the Exchange Offers must complete the Certificate for Acquirors Resident in Canada attached as Annex 1 to the Letter of Transmittal.

In this Appendix A, the term “Acquiror” means (i) if the holder is acquiring Exchange Notes as principal for its own account, the holder; (ii) if the holder is acquiring the Exchange Notes for a fully managed account (on behalf of the “Beneficial Purchaser”) and is deemed to be acquiring as “principal” under applicable Canadian securities laws (by virtue of being an adviser, a trust company or a trust corporation meeting the relevant criteria set out in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”)), the holder and the Beneficial Purchaser; and (iii) in the case of a person acting in a representative capacity on behalf of another person or entity, such other person or entity.

Each Acquiror that participates in the Exchange Offers and does not complete and return Annex 1 to the Letter of Transmittal in accordance with these instructions will be deemed to have represented and warranted that it is not resident in any province or territory of Canada.

GENERAL

This prospectus, together with this Appendix A (the “Offering Memorandum”) may constitute an “offering memorandum” within the meaning of applicable Canadian securities laws. The Exchange Offers are being made in Canada exclusively through this Offering Memorandum and not through any advertisement of the Exchange Notes. No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference into in this Offering Memorandum and any decision to acquire Exchange Notes should be based solely on information contained or incorporated by reference in this document.

Information in this Offering Memorandum has not been prepared with regard to matters that may be of particular concern to Canadian Acquirors and, accordingly, should be read with this in mind. Prospective Acquirors are advised to consult their own advisers about their individual circumstances. All monetary amounts used in this Offering Memorandum are stated in U.S. dollars, unless otherwise indicated. The Exchange Notes are not denominated in Canadian dollars. The value of the Exchange Notes to a Canadian holder, therefore, will fluctuate with changes in the exchange rate between the Canadian dollar and the currency of the Exchange Notes. Canadian Acquirors are advised to review carefully this Offering Memorandum, including the documents incorporated by reference, and to consult with their own legal and financial advisers prior to investing in the Exchange Notes.

This Offering Memorandum does not address the Canadian tax consequences of the acquisition, holding or disposition of the Exchange Notes. Prospective Acquirors of Exchange Notes are strongly advised to consult their own tax advisors with respect to the Canadian and other tax considerations applicable to them.

RESALE RESTRICTIONS

The Exchange Notes have not been nor will they be qualified for sale to the public under applicable Canadian securities laws and, accordingly, any offer and sale of the Exchange Notes in Canada will be made on a private placement basis which is exempt from the prospectus requirements of Canadian securities laws.

The Company is not a reporting issuer in any province or territory in Canada, and the Exchange Notes are not listed on any stock exchange in Canada and there is currently no public market for the Exchange Notes in

Canada. The Company currently has no intention of becoming a reporting issuer in any province or territory in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the Exchange Notes to the public, or listing its securities on any stock exchange in Canada.

Accordingly, any resale of the Exchange Notes must be made in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of those laws. In addition, in order to comply with the dealer registration requirements of Canadian securities laws, any resale of the Exchange Notes must be made either by a person not required to register as a dealer under applicable Canadian securities laws, or through an appropriately registered dealer or in accordance with an exemption from the dealer registration requirements. These Canadian resale restrictions may in some circumstances apply to resales made outside of Canada. Persons who acquire Exchange Notes pursuant to the Exchange Offers are advised to seek Canadian legal advice prior to any resale of Exchange Notes.

REPRESENTATIONS AND WARRANTIES OF CANADIAN PARTICIPANTS IN THE EXCHANGE OFFERS

Each Acquiror of Exchange Notes in Canada will be deemed to have represented to the Company and any selling securityholder (if applicable) that:

(a)

the Acquiror is resident in the province or territory of Canada specified in the Letter of Transmittal delivered by the Acquiror to the exchange agent, and is entitled under applicable provincial or territorial securities laws to participate in the Exchange Offers without the benefit of a prospectus qualified under those securities laws;

(b)

is basing its investment decision solely on this Offering Memorandum (including any information documents and information subsequently deemed to be incorporated by reference) and not on any other information concerning the Company or the Exchange Offers;

(c)	has reviewed and acknowledges the terms referred to above under the heading “Resale Restrictions”;

(d)

is an “accredited investor” as defined in NI 45-106 or section 73.3 of the Securities Act (Ontario) (the “Ontario Act”), as applicable, and if it is relying on subsection (m) of the definition of that term, is not a person created or being used solely to acquire or hold securities as an accredited investor; and

(e)	is either acquiring Exchange Notes as principal for its own account, or is deemed to be acquiring Exchange Notes as principal by applicable laws.

INDIRECT COLLECTION OF PERSONAL INFORMATION

By acquiring the Exchange Notes, each Acquiror in Canada acknowledges that its name and other specified information, including the aggregate principal amount of Exchange Notes that it has acquired in the Exchange Offers, may be disclosed to the securities regulatory authority or regulator (each as defined in National Instrument 14-101—Definitions) and become available to the public in accordance with the requirements of applicable laws. Each such Acquiror consents to the disclosure of that information.

By acquiring the Exchange Notes, the Acquiror authorizes the indirect collection of personal information (as such term is defined under applicable privacy laws) about the Acquiror by the securities regulatory authority or regulator and confirms that the Acquiror has been notified by the Company: (i) that the Company will be delivering the personal information to the securities regulatory authority or regulator; (ii) that the personal information is being collected by the securities regulatory authority or regulator under the authority granted in applicable securities laws; (iii) that the personal information is being collected for the purposes of the administration and enforcement of applicable securities laws; and (iv) that the title, business address and business telephone number of the public official who can answer questions about the securities regulatory authority’s or regulator’s indirect collection of the personal information is as set out below.

Alberta Securities Commission

Suite 600, 250—5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: (403) 297-2082
Public official contact regarding indirect collection of information: FOIP Coordinator

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: FOI-privacy@bcsc.bc.ca
Public official contact regarding indirect collection of information: FOI Inquiries

The Manitoba Securities Commission

500-400 St. Mary Avenue

Winnipeg, Manitoba R3C 4K5

Telephone: (204) 945-2561

Toll free in Manitoba: 1-800-655-5244

Facsimile: (204) 945-0330
Public official contact regarding indirect collection of information: Director

Financial and Consumer Services Commission (New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: (506) 658-3060

Toll free in Canada: 1-866-933-2222

Facsimile: (506) 658-3059

Email: info@fcnb.ca
Public official contact regarding indirect collection of information: Chief Executive Officer and Privacy Officer

Government of Newfoundland and Labrador
Financial Services Regulation Division

P.O. Box 8700

Confederation Building

2nd Floor, West Block

Prince Philip Drive

St. John’s, Newfoundland and Labrador A1B 4J6

Attention: Director of Securities

Telephone: (709) 729-4189

Facsimile: (709) 729-6187
Public official contact regarding indirect collection of information: Superintendent of Securities

Government of the Northwest Territories

Office of the Superintendent of Securities

P.O. Box 1320

Yellowknife, Northwest Territories X1A 2L9

Telephone: (867) 767-9305

Facsimile: (867) 873-0243
Public official contact regarding indirect collection of information: Superintendent of Securities

Nova Scotia Securities Commission

Suite 400, 5251 Duke Street

Duke Tower

P.O. Box 458

Halifax, Nova Scotia B3J 2P8

Telephone: (902) 424-7768
Facsimile: (902) 424-4625
Public official contact regarding indirect collection of information: Executive Director

Government of Nunavut

Department of Justice

Legal Registries Division

P.O. Box 1000, Station 570

1st Floor, Brown Building

Iqaluit, Nunavut X0A 0H0

Telephone: (867) 975-6590

Facsimile: (867) 975-6594
Public official contact regarding indirect collection of information: Superintendent of Securities

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593-8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information: Inquiries Officer

Prince Edward Island Securities Office

95 Rochford Street, 4th Floor Shaw Building

P.O. Box 2000

Charlottetown, Prince Edward Island C1A 7N8

Telephone: (902) 368-4569

Facsimile: (902) 368-5283
Public official contact regarding indirect collection of information: Superintendent of Securities

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse

Montréal, Québec H4Z 1G3

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155 (For filing purposes only)

Facsimile: (514) 864-6381 (For privacy requests only)

Email: financementdessocietes@lautorite.qc.ca

(For corporate finance issuers);

fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers)

Public official contact regarding indirect collection of information: Secrétaire générale

Financial and Consumer Affairs Authority of Saskatchewan

Suite 601—1919 Saskatchewan Drive

Regina, Saskatchewan S4P 4H2

Telephone: (306) 787-5842

Facsimile: (306) 787-5899
Public official contact regarding indirect collection of information: Director

Government of Yukon

Department of Community Services

Office of the Superintendent of Securities

307 Black Street, 1st Floor

P.O. Box 2703, C-6

Whitehorse, Yukon Y1A 2C6

Telephone: (867) 667-5466

Facsimile: (867) 393-6251

Email: securities@gov.yk.ca

Public official contact regarding indirect collection of information: Superintendent of Securities

RIGHTS OF ACTION

An Acquiror of Exchange Notes may have, depending on the jurisdiction in which the trade was made, remedies for rescission or damages if this Offering Memorandum contains a misrepresentation. An Acquiror of the Exchange Notes in reliance upon the “accredited investor” prospectus exemption in section 73.3 of the Ontario Act or section 2.3 of National Instrument 45-106 NI 45-106 in Manitoba, New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, Prince Edward Island, Saskatchewan, Yukon, Northwest Territories and Nunavut has a statutory right of action. Such rights must be exercised by the Acquiror within the time limits prescribed by the applicable securities laws.

As required by applicable securities laws, an Acquiror’s statutory rights of action in Ontario, Saskatchewan, New Brunswick, and Nova Scotia are summarized below. These summaries are respectively subject to the express provisions of the Ontario Act, The Securities Act, 1988 (Saskatchewan) (the “Saskatchewan Act”), the Securities Act (New Brunswick) (the “New Brunswick Act”), and the Securities Act (Nova Scotia) (the “Nova Scotia Act”) and the regulations and rules thereunder, and you should refer to such acts for the complete text of those provisions.

Ontario Acquirors

Ontario Securities Commission Rule 45-501 provides that when an offering memorandum, such as this Offering Memorandum, is delivered to an investor to whom securities are distributed in reliance upon the “accredited investor” prospectus exemption in section 73.3 of the Ontario, the right of action referred to in Section 130.1 of the Ontario Act is applicable unless the prospective purchaser is:

(a)

a Canadian financial institution, meaning either: (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction in Canada;

(b)	a Schedule III bank, meaning an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(c)	The Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

(d)

a subsidiary of any person referred to in paragraphs (a), (b) or (c), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by the directors of the subsidiary.

Section 130.1 of the Ontario Act provides purchasers who purchase securities offered by an offering memorandum with a statutory right of action against the Company of Exchange Notes and any selling securityholder for rescission or damages in the event that the offering memorandum or any amendment to it contains a “misrepresentation”, without regard to whether the purchaser relied on the “misrepresentation”. “Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make any statement not misleading in light of the circumstances in which it was made.

In the event that this Offering Memorandum, together with any amendment, is delivered to a prospective purchaser of Exchange Notes in connection with a trade made in reliance on section 73.3 of the Ontario Act and this Offering Memorandum contains a misrepresentation which was a misrepresentation at the time of purchase of the Exchange Notes, the purchaser will have a statutory right of action against the Company and the selling securityholder(s), if any, for damages or, while still the owner of the Exchange Notes, for rescission, in which case, if the purchaser elects to exercise the right of rescission, the purchaser will have no right of action for damages, provided that:

(a)

no action shall be commenced more than, in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action; or in the case of any other action, the earlier of (i) 180 days after the plaintiff first had knowledge of the facts giving rise to the cause of action, or (ii) three years after the date of the transaction that gave rise to the cause of action;

(b)	the defendant will not be liable if it proves that the purchaser purchased the Exchange Notes with knowledge of the misrepresentation;

(c)	the defendant will not be liable for all or any portion of the damages that it proves do not represent the depreciation in value of the Exchange Notes as a result of the misrepresentation relied upon;

(d)	in no case will the amount recoverable exceed the price at which the Exchange Notes were offered to the purchaser; and

(e)	the statutory right of action for rescission or damages is in addition to and does not derogate from any other rights or remedies the purchaser may have at law.

Saskatchewan Acquirors

Section 138 of the Saskatchewan Act provides that where an offering memorandum or any amendment to it is sent or delivered to a purchaser and it contains a misrepresentation (as defined in the Saskatchewan Act), a purchaser who purchases a security covered by the offering memorandum or any amendment to it is deemed to have relied upon that misrepresentation, if it was a misrepresentation at the time of purchase, and has a right of action for rescission against the issuer or a selling security holder on whose behalf the distribution is made or has a right of action for damages against:

(a)	the issuer or a selling security holder on whose behalf the distribution is made;

(b)	every promoter and director of the issuer or the selling security holder, as the case may be, at the time the offering memorandum or any amendment to it was sent or delivered;

(c)	every person or company whose consent has been filed respecting the offering, but only with respect to reports, opinions or statements that have been made by them;

(d)	every person who or company that, in addition to the persons or companies mentioned in (a) to (c) above, signed the offering memorandum or the amendment to the offering memorandum; and

(e)	every person who or company that sells securities on behalf of the issuer or selling security holder under the offering memorandum or amendment to the offering memorandum.

Such rights of rescission and damages are subject to certain limitations including the following:

(a)	if the purchaser elects to exercise its right of rescission against the issuer or selling security holder, it shall have no right of action for damages against that party;

(b)

in an action for damages, a defendant will not be liable for all or any portion of the damages that he, she or it proves do not represent the depreciation in value of the securities resulting from the misrepresentation relied on;

(c)

no person or company, other than the issuer or a selling security holder, will be liable for any part of the offering memorandum or any amendment to it not purporting to be made on the authority of an expert and not purporting to be a copy of, or an extract from, a report, opinion or statement of an expert, unless the person or company failed to conduct a reasonable investigation sufficient to provide reasonable grounds for a belief that there had been no misrepresentation or believed that there had been a misrepresentation;

(d)	in no case shall the amount recoverable exceed the price at which the securities were offered; and

(e)	no person or company is liable in an action for rescission or damages if that person or company proves that the purchaser purchased the securities with knowledge of the misrepresentation.

In addition, no person or company, other than the issuer or selling security holder, will be liable if the person or company proves that:

(a)

the offering memorandum or any amendment to it was sent or delivered without the person’s or company’s knowledge or consent and that, on becoming aware of it being sent or delivered, that person or company gave reasonable general notice that it was so sent or delivered; or

(b)

with respect to any part of the offering memorandum or any amendment to it purporting to be made on the authority of an expert, or purporting to be a copy of, or an extract from, a report, an opinion or a statement of an expert, that person or company had no reasonable grounds to believe and did not believe that there had been a misrepresentation, the part of the offering memorandum or any amendment to it did not fairly represent the report, opinion or statement of the expert, or was not a fair copy of, or an extract from, the report, opinion or statement of the expert.

Not all defences upon which the Company or others may rely are described herein. Please refer to the full text of the Saskatchewan Act for a complete listing.

Similar rights of action for damages and rescission are provided in section 138.1 of the Saskatchewan Act in respect of a misrepresentation in advertising and sales literature disseminated in connection with an offering of securities.

Section 138.2 of the Saskatchewan Act also provides that where an individual makes a verbal statement to a prospective purchaser that contains a misrepresentation relating to the security purchased and the verbal statement is made either before or contemporaneously with the purchase of the security, the purchaser is deemed to have relied on the misrepresentation, if it was a misrepresentation at the time of purchase, and has a right of action for damages against the individual who made the verbal statement.

Section 141(1) of the Saskatchewan Act provides a purchaser with the right to void the purchase agreement and to recover all money and other consideration paid by the purchaser for the securities if the securities are sold in contravention of the Saskatchewan Act, the regulations to the Saskatchewan Act or a decision of the Financial and Consumer Affairs Authority of Saskatchewan.

Section 141(2) of the Saskatchewan Act also provides a right of action for rescission or damages to a purchaser of securities to whom an offering memorandum or any amendment to it was not sent or delivered prior to or at the same time as the purchaser enters into an agreement to purchase the securities, as required by Section 80.1 of the Saskatchewan Act.

The rights of action for damages or rescission under the Saskatchewan Act are in addition to and do not derogate from any other right which a purchaser may have at law.

Section 147 of the Saskatchewan Act provides that no action shall be commenced to enforce any of the foregoing rights more than:

(a)	in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action; or

(b)	in the case of any other action, other than an action for rescission, the earlier of:

(i)	one year after the plaintiff first had knowledge of the facts giving rise to the cause of action; or

(ii)	six years after the date of the transaction that gave rise to the cause of action.

The Saskatchewan Act also provides a purchaser who has received an amended offering memorandum delivered in accordance with subsection 80.1(3) of the Saskatchewan Act has a right to withdraw from the agreement to purchase the securities by delivering a notice to the person who or company that is selling the securities, indicating the purchaser’s intention not to be bound by the purchase agreement, provided such notice is delivered by the purchaser within two business days of receiving the amended offering memorandum.

New Brunswick Acquirors

Section 150(1) of the New Brunswick Act provides that where any information relating to the offering provided to the purchaser of the securities contains a misrepresentation, a purchaser who purchases the securities shall be deemed to have relied on the misrepresentation if it was a misrepresentation at the time of purchase, and

(a)	the purchaser has a right of action for damages against the issuer and a selling security holder on whose behalf the distribution is made; or

(b)

where the purchaser purchased the securities from a person referred to in paragraph (a), the purchaser may elect to exercise a right of rescission against the person, in which case the purchaser shall have no right of action for damages against the person.

This right of action is not available if the purchaser purchased the securities with knowledge of the misrepresentation, and a defendant is not liable for all or any portion of the damages that the defendant proves do not represent the depreciation in value of the securities as a result of the misrepresentation relied on.

An issuer shall not be liable where it is not receiving any proceeds from the distribution of the securities being distributed and the misrepresentation was not based on information provided by the issuer unless the misrepresentation:

(a)	was based on information that was previously publicly disclosed by the issuer;

(b)	was a misrepresentation at the time of its previous public disclosure; and

(c)	was not subsequently publicly corrected or superseded by the issuer before the completion of the distribution of the securities being distributed.

In no case shall the amount recoverable under these rights of action exceed the price at which the securities were offered.

These rights are in addition to and without derogation from any other right the purchaser may have at law.

Nova Scotia Acquirors

Where an offering memorandum or any amendment thereto or any advertising or sales literature (each as defined in the Nova Scotia Act) contains a misrepresentation, a purchaser to whom the offering memorandum has been delivered and who purchases a security referred to therein shall be deemed to have relied upon such misrepresentation if it was a misrepresentation at the time of purchase and the purchaser has the right of action for damages against the issuer or other seller and, subject to certain additional defences, against directors of the seller and persons who have signed the offering memorandum, but may elect to exercise a right of rescission against the seller, in which case he shall have no right of action for damages against the seller, directors of the seller or persons who have signed the offering memorandum, provided that, among other limitations:

(a)	in an action for rescission or damages, the defendant will not be liable if it proves that the purchaser purchased the security with knowledge of the misrepresentation;

(b)

in an action for damages, the defendant is not liable for all or any portion of the damages that it proves do not represent the depreciation in value of the security as a result of the misrepresentation relied upon; and

(c)	in no case shall the amount recoverable under the right of action described herein exceed the price at which the security was offered.

In addition no person or company other than the issuer is liable if the person or company proves that:

(a)

the offering memorandum or the amendment to the offering memorandum was sent or delivered to the purchaser without the person’s or company’s knowledge or consent and that, on becoming aware of its delivery, the person or company gave reasonable general notice that it was delivered without the person’s or company’s knowledge or consent;

(b)

after delivery of the offering memorandum or the amendment to the offering memorandum and before the purchase of the securities by the purchaser, on becoming aware of any misrepresentation in the offering memorandum, or amendment to the offering memorandum, the person or company withdrew the person’s or company’s consent to the offering memorandum, or amendment to the offering memorandum, and gave reasonable general notice of the withdrawal and the reason for it; or

(c)

with respect to any part of the offering memorandum or amendment to the offering memorandum purporting: (i) to be made on the authority of an expert; or (ii) to be a copy of, or an extract from, a report, an opinion or a statement of an expert, the person or company had no reasonable grounds to believe and did not believe that (A) there had been a misrepresentation or (B) the relevant part of the offering memorandum or amendment to the offering memorandum (1) did not fairly represent the report, opinion or statement of the expert or (2) was not a fair copy of, or an extract from, the report, opinion or statement of the expert.

Furthermore, no person or company other than the issuer is liable with respect to any part of the offering memorandum or amendment to the offering memorandum not purporting: (a) to be made on the authority of an expert; or (b) to be a copy of, or an extract from, a report, opinion or statement of an expert, unless the person or company failed to conduct a reasonable investigation to provide reasonable grounds for a belief that there had been no misrepresentation or believed that there had been a misrepresentation.

If a misrepresentation is contained in a record incorporated by reference in, or deemed incorporated into, the offering memorandum or amendment to the offering memorandum, the misrepresentation is deemed to be contained in the offering memorandum or amendment to the offering memorandum.

Pursuant to section 146 of the Nova Scotia Act, no action shall be commenced to enforce the right of action conferred by section 138 of the Nova Scotia Act unless an action is commenced to enforce that right not later than 120 days after the date on which payment was made for the security or after the date on which the initial payment for the security was made where payments subsequent to the initial payment are made pursuant to a contractual commitment assumed prior to, or concurrently with, the initial payment.

The right of action for rescission or damages described herein is conferred by section 138 of the Nova Scotia Act and is in addition to and without derogation from any right the purchaser may have at law.

For the purposes of the Nova Scotia Act, “misrepresentation” means an untrue statement of material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

ENFORCEMENT OF LEGAL RIGHTS

The Company is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, the directors and officers of the Company and the selling securityholder(s), if any, as well as the experts named in this document are likely to be located outside of Canada and, as a result, it may not be possible for Acquirors to effect service of process within Canada upon the Company or those persons. All or a substantial portion of the assets of the Company and those persons is likely to be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Company or those persons in Canada or to enforce a judgment obtained in Canadian courts against the Company, or those persons outside of Canada.

LANGUAGE OF DOCUMENTS

Each Acquiror of Exchange Notes in Canada hereby agrees that it is the purchaser’s express wish that all documents evidencing or relating in any way to the sale of the Exchange Notes be drafted in the English language only. Chaque acheteur au Canada des valeurs mobilières reconnaît que c’est sa volonté expresse que tous les documents et avis faisant foi ou se rapportant de quelque manière à la vente des valeurs mobilières soient rédigés uniquement en anglais.

Through and including        (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

The Goodyear Tire & Rubber Company

Offers to Exchange

$850,000,000 Outstanding 5.000% Senior Notes due 2029

for Registered 5.000% Senior Notes due 2029

and

$600,000,000 Outstanding 5.250% Senior Notes due 2031

for Registered 5.250% Senior Notes due 2031

PROSPECTUS

The date of this prospectus is                , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The Goodyear Tire & Rubber Company

The Goodyear Tire & Rubber Company is an Ohio corporation. Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification shall not be made in respect of any claim, issue or matter as to which (i) the person is adjudged to be liable for negligence or misconduct in the performance of their duty to the corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

The Goodyear Tire & Rubber Company has adopted provisions in its Code of Regulations that provide that it shall indemnify its directors and officers against any and all liability and reasonable expense that may be incurred by a director or officer in connection with or resulting from any claim, action, suit or proceeding in which the person may become involved by reason of his or her being or having been a director or officer of the Company, or by reason of any past or future action taken or not taken in his or her capacity as such director or officer, provided such person acted in good faith, in what he or she reasonably believed to be in or not opposed to the best interests of the Company, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The Goodyear Tire & Rubber Company maintains and pays the premiums on contracts insuring the Company and its subsidiaries (with certain exclusions) against any liability to directors and officers they may incur under the above provisions for indemnification and insuring each director and officer of the Company and its subsidiaries (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to the Company even if the Company does not have the obligation or right to indemnify such director or officer against such liability or expense.

Delaware Subsidiary Guarantors

Each of the guarantors, except for those described separately below, is a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification shall not be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. The bylaws of each Delaware guarantor require such guarantor to indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.

In addition, the bylaws of Goodyear Western Hemisphere Corporation, Goodyear International Corporation and Goodyear Export Inc. provide that the directors and officers of each of these guarantors shall not be liable to the respective guarantor for any loss, damage, liability or expense suffered by such guarantor, provided that the director or officer (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by directors, officers, employees or agents of the corporation which he had no reasonable grounds to disbelieve.

The bylaws of Cooper Tire & Rubber Company provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the company or is or was serving at the request of the company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the company, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the company to the fullest extent permitted or required by the Delaware General Corporation Law, as the same exists or may thereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except with respect to Proceedings to enforce rights to indemnification, the company shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors.

The bylaws of Cooper International Holding Corporation provide that each person, now or hereafter a director or officer of the company, and each person now or hereafter serving at the request of the company as a director or officer of a subsidiary of the company, shall be indemnified by the company against all costs and expenses reasonably incurred by or imposed upon him in connection with or resulting from any action, suit or proceeding to which he is or may be made a party by reason of his being or having been such a director or officer of the company or of such a subsidiary (whether or not he is such a director or officer at the time such costs or expenses are incurred by or imposed upon him and whether or not the claim asserted against him is based on matters which antedate the adoption of the relevant provision of the company’s bylaws), except in relation to matters to which he is finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duty as such a director or officer.

Cooper International Holding Corporation’s bylaws further provide that in case of the settlement of any action, suit or proceeding in which any such director or officer of Cooper International Holding Corporation or one of its subsidiaries is involved by reason of his being or having been such a director or officer, he shall be indemnified by the company against the costs and expenses (including any amount paid in settlement to the company or to one of its subsidiaries or otherwise) reasonably incurred by him in connection with such action, suit or proceeding (whether or not he is such a director or officer at the time of incurring such costs and expenses and whether or not the claim asserted against him is based on matters which antedate the adoption of the relevant provision of the company’s bylaws) if, and only if (1) the company shall be advised by independent counsel that he is not liable for negligence or misconduct in the performance of his duty as such a director or officer with respect to the matters covered by such action, suit or proceeding, and the cost to the company indemnifying him (and all other such directors and officers, if any, entitled to indemnification hereunder in such case) if such action, suit or proceeding were carried to a final adjudication in their favor would exceed the amount of costs and expenses to be reimbursed to them as a result of such settlement; or (2) such settlement and the reimbursement of such costs and expenses is consented to in writing by, or approved at any annual or special meeting of stockholders by the vote of the holders of a majority of the stock having voting power present in person or represented by proxy.

The foregoing rights of indemnification of Cooper International Holding Corporation shall apply to the heirs, executors and the administrators of any such director or officer of the company or of one of its subsidiaries and shall not be exclusive of other rights to which any such director or officer (or the heirs, executors or administrators of any such director or officer) may be entitled as a matter of law. The company may purchase and carry insurance on behalf of any such director or officer against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such; provided, there shall be no duplicate payments by or on behalf of the company.

Cooper Tire & Rubber Company Vietnam Holding, LLC, Cooper Receivables LLC and Wingfoot Brands LLC are Delaware limited liability companies. Section 108 of the Delaware Limited Liability Company Act (“DLLCA”) authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to any standards and restrictions, as are set forth in its limited liability company agreement. Cooper Tire & Rubber Company Vietnam Holding, LLC’s limited liability agreement provides that its sole member will not be bound by, or be personally liable for, the expenses, liabilities or obligations of the company, except as otherwise provided in the DLLCA. Under each of Cooper Receivables LLC and Wingfoot Brand LLC’s amended and restated limited liability company agreements, no “Covered Person” (as defined below) shall have any liability under a judgment, decree or order of court, or in any other manner, for a debt, obligation or liability of such company, whether in tort, contract or otherwise, in each case except to the extent required by the DLLCA. Further, no Covered Person shall be liable or accountable in damages or otherwise to such company or any other Covered Person for any act or omission done or omitted by him or her in good faith, unless such act or omission constitutes gross negligence, willful misconduct or a breach of the relevant limited liability company agreement by the Covered Person. Each company shall, to the fullest extent permitted by applicable law, indemnify each Covered Person of such company against any loss, damage, judgment or claim incurred by or asserted against the Covered Person (including reasonable attorneys’ fees incurred in the defense thereof) arising out of any act or omission of the Covered Person in connection with such company, unless such act or omission constitutes gross negligence, willful misconduct or a breach of the relevant limited liability company agreement by the Covered Person. Cooper Receivables LLC’s limited liability company agreement defines a “Covered Person” as any member, officer, agent, consultant or employee of the company. Wingfoot Brands LLC’s limited liability company agreement defines “Covered Person” as each member, the managing member, and the members, stockholders, officers, managers, directors, agents, consultants and employees of each member, the managing member and the company.

Divested Litchfield Park Properties, Inc. and Goodyear Farms, Inc.

Divested Litchfield Park Properties, Inc. and Goodyear Farms, Inc. are Arizona corporations. Section 10-851 of the Arizona Revised Statutes authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that the individual’s conduct was in good faith and the individual reasonably believed that the conduct was in the best interests of the corporation and, in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Additionally, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director.

Unless otherwise limited by its articles of incorporation, Section 10-852 of the Arizona Revised Statutes requires a corporation to indemnify (i) an outside director whose conduct was in good faith and who reasonably believed that the conduct was in best interests of the corporation and, in the case of any criminal proceedings, the director had no reasonable cause to believe the conduct was unlawful and (ii) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding. Neither the articles of incorporation of Divested Litchfield Park Properties, Inc. nor Goodyear Farms, Inc. limit the indemnification provisions provided by Section 10-852.

Section 10-856 of the Arizona Revised Statutes provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

Goodyear Canada Inc.

Goodyear Canada Inc. is an Ontario corporation. Under the Business Corporations Act (Ontario) (the “OBCA”), a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity if: (i) the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interest of the other entity; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. Such an individual is entitled to such indemnity from the corporation if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfils the conditions set out in (i) and (ii) in the immediately preceding sentence. A corporation may, with the approval of a court, also indemnify such an individual in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity, if the individual fulfills the conditions set out in (i) above.

In addition, the bylaws of Goodyear Canada Inc. require the corporation to indemnify its directors and officers, subject to the OBCA, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, which that officer or director reasonably incurs in respect of any civil, criminal, administrative, investigative or other proceeding to which that officer or director is made a party by reason of being or having been a director or officer of the corporation or of a body corporate.

Ohio Subsidiary Guarantors

Max-Trac Tire Co., Inc., Mickey Thompson Performance Racing Inc. and Cooper Tire Holding Company are Ohio corporations. Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification shall not be made in respect of any claim, issue or matter as to which (i) the person is adjudged to be liable for negligence or misconduct in the performance of their duty to the corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

Max-Trac Tire Co., Inc. and Mickey Thompson Performance Racing Inc. each provide in their respective Codes of Regulations that each person who at any time is or shall have been a director or officer of the company, and his or her heirs, executors and administrators, shall be indemnified by the company against any cost or expense reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding by reason of such or any other service to the company or for service at the request of the company as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, and shall be advanced expenses, including attorneys’ fees, incurred in defending any such action, suit or proceeding, in accordance with and to the full extent permitted by Section 1701.13(E) of the Ohio Revised Code. If authorized by their respective boards of directors, each company may purchase and maintain insurance against liability on behalf of any director, officer, employee or agent of such company to the full extent permitted by law.

Cooper Tire Holding Company provides in its Regulations that it shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of its board of directors or an officer, employee or agent or employee or agent of another company, partnership, joint venture, trust or other enterprise. The Regulations indicate that the company shall pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a member of its board of directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The Regulations indicate that indemnification and payment of expenses provided thereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the company’s articles of incorporation, any agreement, vote of shareholders or disinterested members of its board of directors, or otherwise, both as to action in official capacities and as to action in another capacity while he is a member of the board of directors, officer, employee or agent of the company, and shall continue as to a person who has ceased to be a member of its board of directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Cooper Tire Holding Company may, to the full extent then permitted by law and authorized by the directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in the aforementioned paragraph against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the company would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the company has a financial interest.

Raben Tire Co., LLC

Raben Tire Co., LLC is an Indiana limited liability company. Section 23-18-2-2 of the Indiana Code provides that, unless a limited liability company’s articles of organization state otherwise, every limited liability company has the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including indemnifying and holding harmless any member, manager, agent or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Pursuant to Section 23-18-4-4 of the Indiana Code, a written operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The operating agreement of Raben Tire Co., LLC indemnifies The Goodyear Tire & Rubber Company, as its sole member (the “Member”), against any loss, damage, claim or expense whatsoever incurred by the Member relating to or arising out of any act or omission or alleged acts or omissions performed or omitted by the Member on behalf of Raben Tire Co., LLC in connection with its business to the fullest extent provided or allowed by the Indiana Business Flexibility Act, as amended from time to time, and Indiana law.

T&WA, Inc.

T&WA, Inc. is a Kentucky corporation. Sections 271B.8-500 to 271B.8-580 of the Kentucky Business Corporation Act (the “KBCA”) provide that a corporation may indemnify its directors and officers made a party to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against liability incurred in a proceeding if the individual’s conduct was in good faith and the individual honestly believed (i) in the case of conduct in an official capacity with the corporation, that the conduct was in the best interests of the corporation and (ii) in all other cases, that the conduct was at least not opposed to the best interests of the corporation. In the case of any criminal proceeding, the individual must have had no reasonable cause to believe the conduct was unlawful. A corporation may not indemnify such individual (i) in connection with a proceeding by or in the right of the corporation in which such individual was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to the individual, whether or not involving action in an official capacity, in which the individual was adjudged liable on the basis that personal benefit was improperly received; provided, that a court of competent jurisdiction may order indemnification of a director if the court determines the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the standards of conduct set forth in Section 271B.8-510 of the KBCA have been met or even if the director was judged liable as described in the KBCA. Indemnification permitted in connection with a proceeding by or in the right of the corporation or where the person is judged liable is limited to reasonable expenses incurred in connection with the proceeding.

Sections 271B.8-520 and 271B.8-560 of the KBCA provide that a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such individual was a party against reasonable expenses incurred by him in connection with the proceeding.

Under Section 271B.8-560 of the KBCA, a corporation may indemnify an officer, employee or agent who is not a director to the extent, consistent with public policy, provided by the corporation’s articles of incorporation, bylaws, general or specific action of its board of directors or contract. The bylaws of T&WA, Inc. provide that the corporation may indemnify its directors, officers, employees and agents to the fullest extent expressly permitted by applicable law.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibit index attached hereto is incorporated herein by reference.

(b)	Financial statement schedules:

None.

Item 22.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of this Form S-4.

(d) The registrant hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Exhibit List

Exhibit No.	Document Type

3	Organizational Documents

(a)	Certificate of Amended Articles of Incorporation of The Goodyear Tire & Rubber Company, dated December 20, 1954, Certificate of Amendment to Amended Articles of Incorporation of the Company, dated April 6, 1993, Certificate of Amendment to Amended Articles of Incorporation of the Company, dated June 4, 1996, Certificate of Amendment to Amended Articles of Incorporation of the Company, dated April 18, 2006, Certificate of Amendment to Amended Articles of Incorporation of the Company, dated April 22, 2009, Certificate of Amendment to Amended Articles of Incorporation of the Company, dated March 30, 2011, and Certificate of Amendment to Amended Articles of Incorporation of the Company, dated April 16, 2015, together comprising the Company’s Articles of Incorporation, as amended (incorporated by reference, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, File No. 1-1927).

(b)	Code of Regulations of The Goodyear Tire & Rubber Company, adopted November 22, 1955, and as most recently amended on February 28, 2017 (incorporated by reference, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 6, 2017, File No. 1-1927).

4	Instruments Defining the Rights of Security Holders, Including Indentures

(a)	Indenture, dated as of August 13, 2010, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (incorporated by reference, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on August 13, 2010, File No. 1-1927).

(b)	Tenth Supplemental Indenture, dated as of May 18, 2021, in respect of the Company’s 5.000% Senior Notes due 2029, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (incorporated by reference, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on May 18, 2021, File No. 1-1927).

(c)	Eleventh Supplemental Indenture, dated as of May 18, 2021, in respect of the Company’s 5.250% Senior Notes due 2031, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (incorporated by reference, filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed on May 18, 2021, File No. 1-1927).

(d)	Form of 5.000% Senior Note due 2029 (included in Exhibit 4(b)).

(e)	Form of 5.250% Senior Note due 2031 (included in Exhibit 4(c)).

(f)	Registration Rights Agreement with respect to the Company’s 5% Senior Notes due 2029, dated as of May 18, 2021, among the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC (incorporated by reference, filed as Exhibit 4.6 to the Company’s Current Report on Form 8-K, filed May 18, 2021, File No. 1-1927).

(g)	Registration Rights Agreement with respect to the Company’s 5.25% Senior Notes due July 2031, dated as of May 18, 2021, among the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC (incorporated by reference, filed as Exhibit 4.7 to the Company’s Current Report on Form 8-K, filed May 18, 2021, File No. 1-1927).

5	Legal Opinions

(a)*	Opinion of Covington & Burling LLP

(b)*	Opinion of David E. Phillips, Esq.

(c)*	Opinion of Squire Patton Boggs (US) LLP

(d)*	Opinion of Taft Stettinius & Hollister LLP as to matters of Indiana law

(e)*	Opinion of Taft Stettinius & Hollister LLP as to matters of Kentucky law

(f)*	Opinion of Gowling WLG (Canada) LLP

22	Subsidiary Guarantors of Guaranteed Securities

(a)*	List of Subsidiary Guarantors.

23	Consents

(a)*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of The Goodyear Tire & Rubber Company.

(b)*	Consent of Ernst & Young LLP, independent registered public accounting firm of Cooper Tire & Rubber Company.

(c)*	Consent of Covington & Burling LLP (included in Exhibit 5(a)).

(d)*	Consent of David E. Phillips, Esq. (included in Exhibit 5(b)).

(e)*	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5(c)).

(f)*	Consent of Taft Stettinius & Hollister LLP (included in Exhibit 5(d)).

(g)*	Consent of Taft Stettinius & Hollister LLP (included in Exhibit 5(e)).

(h)*	Consent of Gowling WLG (Canada) LLP (included in Exhibit 5(f)).

24	Powers of Attorney

(a)*	Power of Attorney of Persons signing this registration statement on behalf of The Goodyear Tire & Rubber Company.

(b)*	Power of Attorney of Persons signing this registration statement on behalf of the Subsidiary Guarantors (included on Subsidiary Guarantor signature pages)

25	Statement of Eligibility of Trustee

(a)*	Form T-1 Statement of Eligibility with respect to the Debt Securities and related Guarantees

99	Additional Exhibits

(a)*	Form of Letter of Transmittal (with accompanying IRS Form W-9 and related Guidelines).

(b)*	Form of Letter to Registered Holders and Depository Trust Company Participants.

(c)*	Form of Letter to Clients (with form of Instructions to Registered Holder and/or Depository Trust Company Participant).

107	Filing Fee Table

(a)*	Filing Fee Table

*	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on March 17, 2022.

The Goodyear Tire & Rubber Company

By:	/s/ Christina L. Zamarro
	Name:	Christina L. Zamarro
	Title:	Vice President, Finance and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Kramer Richard J. Kramer	Director, Chairman, Chief Executive Officer and President (Principal Executive Officer)	March 17, 2022

/s/ Darren R. Wells Darren R. Wells	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 17, 2022

/s/ Evan M. Scocos Evan M. Scocos	Vice President and Controller (Principal Accounting Officer)	March 17, 2022

* James A. Firestone	Director

* Werner Geissler	Director

* Peter S. Hellman	Director

* Laurette T. Koellner	Director

* Karla R. Lewis	Director

* Prashanth Mahendra-Rajah	Director

* W. Alan McCollough	Director

* John E. McGlade	Director

* Roderick A. Palmore	Director

* Hera Siu	Director

* Stephanie A. Streeter	Director

* Michael R. Wessel	Director

* Thomas L. Williams	Director

*By: /s/ Daniel T. Young Daniel T. Young	March 17, 2022

             Attorney-in-fact for each of the persons indicated

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on March 17, 2022.

Celeron Corporation

By:	/s/ Christina L. Zamarro
	Name:	Christina L. Zamarro
	Title:	Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen R. McClellan Stephen R. McClellan	Director and President (Principal Executive Officer)	March 17, 2022

/s/ Evan M. Scocos Evan M. Scocos	Director, Vice President and Controller (Principal Financial and Accounting Officer)	March 17, 2022

/s/ Christina L. Zamarro Christina L. Zamarro	Director	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on March 17, 2022.

Cooper International Holding Corporation

By:	/s/ Jack Jay McCracken
	Name:	Jack Jay McCracken
	Title:	Secretary

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Young Mark A. Young	Director, President and Treasurer (Principal Executive, Financial and Accounting Officer)	March 17, 2022

/s/ Jack Jay McCracken Jack Jay McCracken	Director	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on March 17, 2022.

Cooper Receivables LLC

By:	Cooper Tire & Rubber Company, its sole member

By:	/s/ Christina L. Zamarro
	Name:	Christina L. Zamarro
	Title:	Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christina L. Zamarro Christina L. Zamarro	President and Treasurer (Principal Executive Officer)	March 17, 2022

/s/ Evan M. Scocos Evan M. Scocos	Vice President and Controller (Principal Financial and Accounting Officer)	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on March 17, 2022.

Cooper Tire & Rubber Company

By:	/s/ Christina L. Zamarro
	Name:	Christina L. Zamarro
	Title:	Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen R. McClellan Stephen R. McClellan	Director and Chief Executive Officer (Principal Executive Officer)	March 17, 2022

/s/ Darren R. Wells Darren R. Wells	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 17, 2022

/s/ Mark A. Young Mark A. Young	Vice President and Controller (Principal Accounting Officer)	March 17, 2022

/s/ Christina L. Zamarro Christina L. Zamarro	Director	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on March 17, 2022.

Cooper Tire & Rubber Company Vietnam Holding, LLC

By:	Cooper Tire & Rubber Company, its sole member

By:	/s/ Christina L. Zamarro
	Name:	Christina L. Zamarro
	Title:	Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Young Mark A. Young	President and Treasurer (Principal Executive, Financial and Accounting Officer)	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on March 17, 2022.

Cooper Tire Holding Company

By:	/s/ Jack Jay McCracken
	Name:	Jack Jay McCracken
	Title:	Secretary

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Young Mark A. Young	Director, President and Treasurer (Principal Executive, Financial and Accounting Officer)	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on March 17, 2022.

Divested Companies Holding Company

By:	/s/ Christina L. Zamarro
	Name:	Christina L. Zamarro
	Title:	Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad S. Lakhia Brad S. Lakhia	Director and President (Principal Executive Officer)	March 17, 2022

/s/ Evan M. Scocos Evan M. Scocos	Director, Vice President and Controller (Principal Financial and Accounting Officer)	March 17, 2022

/s/ Christina L. Zamarro Christina L. Zamarro	Director	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on March 17, 2022.

Divested Litchfield Park Properties, Inc.

By:	/s/ Christina L. Zamarro
	Name:	Christina L. Zamarro
	Title:	Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad S. Lakhia Brad S. Lakhia	Director and President (Principal Executive Officer)	March 17, 2022

/s/ Evan M. Scocos Evan M. Scocos	Director, Vice President and Controller (Principal Financial and Accounting Officer)	March 17, 2022

/s/ Christina L. Zamarro Christina L. Zamarro	Director	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on March 17, 2022.

Goodyear Canada Inc.

By:	/s/ Samuel M. Pillow
	Name:	Samuel M. Pillow
	Title:	President

By:	/s/ Frank Lamie
	Name:	Frank Lamie
	Title:	Secretary

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel M. Pillow Samuel M. Pillow	Director and President (Principal Executive Officer)	March 17, 2022

/s/ Paul C. Christou Paul C. Christou	Director and Comptroller (Principal Financial and Accounting Officer)	March 17, 2022

/s/ Brad S. Lakhia Brad S. Lakhia	Director	March 17, 2022

/s/ Stephen R. McClellan Stephen R. McClellan	Director	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on March 17, 2022.

Goodyear Export Inc.

By:	/s/ Christina L. Zamarro
	Name:	Christina L. Zamarro
	Title:	Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Darren R. Wells Darren R. Wells	Director, Chairman of the Board and President (Principal Executive Officer)	March 17, 2022

/s/ Evan M. Scocos Evan M. Scocos	Vice President and Controller (Principal Financial and Accounting Officer)	March 17, 2022

/s/ Christina L. Zamarro Christina L. Zamarro	Director	March 17, 2022

/s/ Daniel T. Young Daniel T. Young	Director	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on March 17, 2022.

Goodyear Farms, Inc.

By:	/s/ Christina L. Zamarro
	Name:	Christina L. Zamarro
	Title:	Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen R. McClellan Stephen R. McClellan	Director and President (Principal Executive Officer)	March 17, 2022

/s/ Evan M. Scocos Evan M. Scocos	Director, Vice President and Controller (Principal Financial and Accounting Officer)	March 17, 2022

/s/ Christina L. Zamarro Christina L. Zamarro	Director	March 17, 2022

/s/ Darren R. Wells Darren R. Wells	Director	March 17, 2022

/s/ Daniel T. Young Daniel T. Young	Director	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on March 17, 2022.

Goodyear International Corporation

By:	/s/ Christina L. Zamarro
	Name:	Christina L. Zamarro
	Title:	Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Kramer Richard J. Kramer	Director, Chairman of the Board and President (Principal Executive Officer)	March 17, 2022

/s/ Evan M. Scocos Evan M. Scocos	Director, Vice President and Controller (Principal Financial and Accounting Officer)	March 17, 2022

/s/ Stephen R. McClellan Stephen R. McClellan	Director	March 17, 2022

/s/ David E. Phillips David E. Phillips	Director	March 17, 2022

/s/ Darren R. Wells Darren R. Wells	Director	March 17, 2022

/s/ Daniel T. Young Daniel T. Young	Director	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on March 17, 2022.

Goodyear Western Hemisphere Corporation

By:	/s/ Christina L. Zamarro
Name: Christina L. Zamarro
Title: Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Darren R. Wells Darren R. Wells	Director, Chairman of the Board and President (Principal Executive Officer)	March 17, 2022

/s/ Evan M. Scocos Evan M. Scocos	Director, Vice President and Controller (Principal Financial and Accounting Officer)	March 17, 2022

/s/ Christina L. Zamarro Christina L. Zamarro	Director	March 17, 2022

/s/ Stephen R. McClellan Stephen R. McClellan	Director	March 17, 2022

/s/ Daniel T. Young Daniel T. Young	Director	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on March 17, 2022.

Max-Trac Tire Co., Inc.

By:	/s/ Jack Jay McCracken
Name: Jack Jay McCracken
Title: Secretary

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dominick A. Wycoff Dominick A. Wycoff	President (Principal Executive Officer)	March 17, 2022

/s/ Edward T. Hogya Edward T. Hogya	Treasurer (Principal Financial and Accounting Officer)	March 17, 2022

/s/ Luke J. Below Luke J. Below	Director	March 17, 2022

/s/ Philip F. Kortokrax Philip F. Kortokrax	Director	March 17, 2022

/s/ Heather J. Mosier Heather J. Mosier	Director	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on March 17, 2022.

Mickey Thompson Performance Racing Inc.

By:	/s/ Jack Jay McCracken
Name: Jack Jay McCracken
Title: Secretary

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dominick A. Wycoff Dominick A. Wycoff	President (Principal Executive Officer)	March 17, 2022

/s/ Edward T. Hogya Edward T. Hogya	Treasurer (Principal Financial and Accounting Officer)	March 17, 2022

/s/ Luke J. Below Luke J. Below	Director	March 17, 2022

/s/ Philip F. Kortokrax Philip F. Kortokrax	Director	March 17, 2022

/s/ Heather J. Mosier Heather J. Mosier	Director	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on March 17, 2022.

Raben Tire Co., LLC

By:	The Goodyear Tire & Rubber Company, its sole member

By:	/s/ Christina L. Zamarro
Name: Christina L. Zamarro
Title: Vice President, Finance and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Beasley David L. Beasley	President (Principal Executive Officer)	March 17, 2022

/s/ Brad S. Lakhia Brad S. Lakhia	Chief Financial Officer (Principal Financial and Accounting Officer)	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on March 17, 2022.

T&WA, Inc.

By:	/s/ Christina L. Zamarro
Name: Christina L. Zamarro
Title: Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles L. Mick Charles L. Mick	Director, Chairman of the Board and President (Principal Executive Officer)	March 17, 2022

/s/ Evan M. Scocos Evan M. Scocos	Vice President, Finance (Principal Financial Officer)	March 17, 2022

/s/ Christopher D. Glass Christopher D. Glass	Controller (Principal Accounting Officer)	March 17, 2022

/s/ Stephen R. McClellan Stephen R. McClellan	Director	March 17, 2022

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on March 17, 2022.

Wingfoot Brands LLC

By:	The Goodyear Tire & Rubber Company, its managing member

By:	/s/ Christina L. Zamarro
	Name:	Christina L. Zamarro
	Title:	Vice President, Finance and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS, CHRISTINA L. ZAMARRO AND DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Evan M. Scocos Evan M. Scocos	President and Controller (Principal Executive, Financial and Accounting Officer)	March 17, 2022